                                                                   Exhibit 10.31

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                            STOCK PURCHASE AGREEMENT

                                 by and between

                                 AVENUE A, INC.

                                       and

                                  BRAD ARONSON

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                            Dated: November 25, 2002

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (this "Agreement") dated as of November 25, 2002 by and between AVENUE A, INC., a Washington corporation (the "Purchaser") and BRAD ARONSON (the "Stockholder").

                              W I T N E S S E T H :

         WHEREAS, the Stockholder owns 100% of the issued and outstanding shares of capital stock (the "Shares") of i-frontier, Corp, a Pennsylvania corporation (the "Company");

         WHEREAS, the Stockholder desires to sell, and the Purchaser desires to purchase the Shares pursuant to the provisions of this Agreement;

         WHEREAS, for federal income tax purposes, it is intended that the purchase of the Shares be treated as a transaction within the meaning of Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE I

                               SALE OF THE SHARES

         Section 1.1 Sale of the Shares. Subject to the terms and conditions herein stated, the Stockholder agrees to sell, assign, transfer and deliver to the Purchaser on the Closing Date (as defined in Section 2.3), and the Purchaser agrees to purchase from the Stockholder on the Closing Date, the Shares, free and clear of all Liens (as defined in Section 9.16 below), claims or restrictions of any kind. All certificates representing the Shares shall be duly endorsed by the Stockholder, with all necessary transfer tax and other revenue stamps, acquired at the Stockholder's expense, affixed and canceled.

                                   ARTICLE II

                           PURCHASE PRICE AND CLOSING

         Section 2.1 Purchase Price. In full consideration for the purchase by the Purchaser of the Shares, the total purchase price (the "Purchase Price") shall be an amount equal to the sum of the Net Asset Value of the Company on the Closing Date and an earn-out payment calculated and paid as set forth below in this Section 2.1.

                  2.1.1 Payments. The terms Net Asset Value, EBIT and AM shall have the meanings given to such terms in Sections 2.1.2, 2.1.3, 2.1.4(ii), respectively, below. The Purchaser shall pay the Purchase Price to the Stockholder as follows:

                  (i) Closing Payment. On the Closing Date, an amount equal to $5,000,000 ("CP").

                  (ii) Interim Payment. Within ten (10) days after the Annual Determination for the calendar year ending December 31, 2003 is completed (expected to be on or before March 31, 2004), the Interim Payment ("IP"), calculated as follows based on the average annual EBIT for the two calendar years ending December 31, 2002 and December 31, 2003:

                                      Average EBIT for 2002 and 2003      Amount of IP
                                      ------------------------------      ------------
                  Less than [***]                                             [***]
                  ---------------------------------------------------- ---------------------
                  Equal to or greater than [***] but less than [***]          [***]
                  ---------------------------------------------------- ---------------------
                  Equal to or greater than [***] but less than [***]          [***]
                  ---------------------------------------------------- ---------------------
                  Equal to or greater than [***] but less than [***]          [***]
                  ---------------------------------------------------- ---------------------
                  Equal to or greater than [***] but less than [***]          [***]
                  ---------------------------------------------------- ---------------------
                  Equal to or greater than [***] but less than [***]          [***]
                  ---------------------------------------------------- ---------------------
                  Equal to or greater than [***] but less than [***]          [***]
                  ---------------------------------------------------- ---------------------
                  Equal to or greater than [***] but less than [***]          [***]
                  ---------------------------------------------------- ---------------------
                  Equal to or greater than [***]                              [***]
                  ---------------------------------------------------- ---------------------

                  (iii) Final Payment. Within ten (10) days after the Annual Determination for the calendar year ending December 31, 2005 is completed (expected to be on or before March 31, 2006), the Final Payment ("FP"), calculated as follows:

                  FP = [***]

         Notwithstanding the foregoing, in the event of a shortfall in the FP (i.e., where the calculation of FP pursuant to this clause (iii) results in a negative number), an amount equal to the lesser of (i) such shortfall amount and (ii) [***] of the IP shall be repaid in cash by the Stockholder to the Purchaser on or before the later of March 31, 2006 or ten (10) days after the date of the final determination under
         Section 2.1.5 of any dispute with respect to the Annual Determination for the calendar year ending December 31, 2005; it being understood that the full amount of the CP and [***] of the IP shall be non-refundable (except as otherwise provided in Article VIII below but without negating or impairing the provisions of the last sentence of
         Section 8.6.1).

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         2.1.2    Net Asset Value.

                  (i) "Net Asset Value" or "NAV" shall mean (x) the sum of the book value of the Company's total assets as reflected on the Closing Date Balance Sheet (other than goodwill and other like intangibles), less (y) the sum of the book value of the Company's total liabilities as reflected on the Closing Date Balance Sheet, as such amount is adjusted pursuant to clause (ii) below; provided, however, that NAV shall not include any assets or liabilities related to the arrangements with current or former employees of the Company described in Schedule 2.1.2 and it being agreed that the Closing Date Balance Sheet shall provide an adequate accrual of Taxes (as defined in Section 3.11). NAV shall be calculated in accordance with GAAP (as defined below).

                  (ii) The NAV amount shall be reduced by an amount equal to the sum of (i) any Transferred WIP (as defined herein) not billed and collected in full in the ordinary course of business by the Company by December 31, 2005 and (ii) any Transferred Accounts Receivable (as defined herein) not collected in full in the ordinary course of business by the Company by December 31, 2005. An amount equal to the sum of all accounts receivable written off by the Company prior to the Closing Date but subsequently collected by the Company after the Closing Date and before December 31, 2005 shall be added to the NAV amount but shall not be included in the EBIT calculation for any year. For purposes of this Agreement, "Transferred WIP" shall mean all work in process of the Company reflected on the Closing Date Balance Sheet and "Transferred Accounts Receivable" shall mean all accounts receivable of the Company reflected on the Closing Date Balance Sheet. In addition, in the event that the Purchaser on the Closing Date, after the Closing, causes the Company to engage in any transactions not in the ordinary course of the Company's business (other than the Section 338 Elections described below), the effect of such transactions shall be excluded from the calculation of NAV.

                  (iii) The parties agree that the Company is required to have working capital (i.e., cash and other current assets in excess of liabilities) of $500,000 as of the Closing Date as to be reflected on the Closing Date Balance Sheet, after taking into account, among other things, all of the transaction fees and expenses payable by the Company as described in Section 9.1 below. To the extent such working capital amount as of the Closing Date exceeds $500,000, then promptly after the time that the Special Determination (as described below) is completed, the Purchaser will pay to the Stockholder the amount of such excess; and to the extent such working capital amount as of the Closing Date is less than $500,000, then promptly after the time that the Special Determination is completed, the Stockholder will pay to the Purchaser the amount of such deficit. In the event that any such working capital excess payment is made by the Purchaser to the Stockholder, the NAV amount otherwise included in the calculation of FP under Section 2.1.1(iii) above will be deemed to be decreased by the amount of such payment; and likewise, in the event that any such working capital deficit payment is made by the Stockholder to the Purchaser, the NAV amount otherwise included in the calculation of FP will be deemed to be increased by the amount of such payment. Any such payment will be an adjustment to Purchase Price.

         2.1.3 EBIT. The term "EBIT" shall mean the consolidated earnings of the Company and its subsidiaries (if any) before provision for interest expense and interest income and all federal, state and local income taxes for such period, determined in accordance with United States generally accepted accounting principles consistently applied in accordance with Purchaser's general practices ("GAAP"); provided that in making such determinations:

         (i) neither the proceeds from nor any dividends or refunds with respect to, nor any increases in the cash surrender value of, any life insurance policy under which the Company, or any subsidiary thereof, is the named beneficiary or otherwise entitled to recovery, shall be included as income, and the premium expense related to any such life insurance policy shall not be treated as an expense;

         (ii) for any service rendered or provided to the Company or any subsidiary thereof by Purchaser or any of its affiliates listed on
         Schedule 2.1.3(ii), the Company shall be charged for such services on the same basis as Purchaser's other operating units, and all such charges shall be treated as an expense; it being agreed that the Purchaser may only increase the charges for such services from the amounts currently in effect in accordance with actual direct cost increases incurred by the Purchaser in providing such services and allocated to the Company on a fair proportionate basis based on actual volume of usage, to the extent fair and readily determinable, or otherwise based on the proportionate revenues of the Company in comparison with the revenues (exclusive of media costs) of the Purchaser's other business units.

         (iii) for any other inter-company charges or service cost allocations assessed by Purchaser or any of its affiliates not listed on Schedule 2.1.3(ii), such service shall not be rendered or provided without the consent of the Stockholder as long as he is still in the full-time employ of the Company, and in the event the Stockholder is not so employed, a then senior member of management of the Company (in any case, such individual being referred to as the "Authorized Officer")) and, with respect to such agreed-upon services, the Company or its subsidiaries, if any, shall be charged on the same basis as Purchaser's other operating units, or such other rates agreed to by Purchaser or its affiliate and the Authorized Officer, and all charges permitted by this clause (iii) shall be treated as an expense; it being agreed that unless otherwise consented to by the Stockholder: (x) the Purchaser may only increase the charges for such services in accordance with actual direct cost increases incurred by the Purchaser in providing such services and allocated to the Company on a fair proportionate based on actual volume of usage, to the extent fair and readily determinable, or otherwise based on the proportionate revenues of the Company in comparison with the revenues (exclusive of media costs) of the Purchaser's other business units, and (y) in the event that the Stockholder is no longer employed by the Company, the Purchaser will not add any new categories of services from those in effect on the last day of his employment.

         (iv) any income earned by the Company with respect to services provided to the Purchaser or any of its affiliates, divisions or business units by the Company shall be included as income; provided that the cost and scope of such services shall be mutually agreed upon by the Purchaser and the Authorized Officer;

         (v) any Losses (as defined in Section 8.2) of a Purchaser Indemnified Party (as defined in Section 8.2) which give rise to an indemnity payment pursuant to the indemnification provisions of Section
         8.2 and which are fully assumed by the Stockholder or as to which such Purchaser Indemnified Party has been reimbursed (by offset or otherwise), shall not be treated as an expense, and there shall be excluded from income any amount received by such Purchaser Indemnified Party pursuant thereto;

         (vi) the fees and expenses of the Accountants (as defined in Section 2.1.5(i) hereof) in preparing the Special Determination (as defined in Section 2.1.4(i) hereof) shall not be treated as an expense; and the portion, if any, of the total fees and expenses of the Accountants in preparing the Annual Determination or providing other audit services to the Company that exceeds $37,500 in any calendar year shall not be treated as an expense;

         (vii) the one-time initial costs of integration associated with converting the Company's financial reporting, information and other administrative systems to systems compatible with those of the Purchaser shall not be included as an expense, but ongoing costs associated with operating such systems of the Company shall be included as an expense (provided that the Stockholder shall obtain the prior approval of the Purchaser before incurring any expense on behalf of the Company that he believes should constitute an initial integration cost for purposes of the foregoing);

         (viii) any extraordinary or unusual gains or losses, and/or gains or losses from the sale of real property, investments, securities or other capital assets used by the Company in its operations after Closing (as opposed to assets acquired in the ordinary course of the business of the Company and its subsidiaries for resale or other disposition), shall be excluded, provided, however, in no case shall the write-off of bad debts be deemed an extraordinary loss;

         (ix) any expenses of the Company directly associated with the transactions contemplated by this Agreement and listed on Schedule 2.1.3(ix) shall not be included as an expense;

         (x) any expenses arising from the granting by the Purchaser of stock options to the Stockholder and certain other key employees in accordance with the Purchaser's stock option plans shall not be included as an expense for the calendar years ending December 31, 2002 and December 31, 2003 or in any year thereafter unless, with respect to calendar years commencing after December 31, 2003, the Purchaser is required to record such stock option grants as an expense under GAAP or pursuant to then applicable Laws or Orders (as defined in Section 3.1.5 below);

         (xi) any bonus paid to the Stockholder prior to or on the Closing Date or accrued as of the Closing Date and thereafter paid to the Stockholder (in each case, as further described on Schedule 2.1.3(xi)) shall not be included as an expense;

         (xii) in the event that the Purchaser makes any acquisition of another entity during the period commencing on the Closing Date through December 31, 2005 (the "Earn-Out Period"), which entity's financial results are consolidated with the Company for operational purposes, the income and expenses relating to such acquired entity shall be excluded (unless the Stockholder and Purchaser otherwise agree in writing as contemplated in Section 7.2 below);

         (xiii) in the event that the employment of the Stockholder is terminated by the Company "without cause" or by the Stockholder for "Good Reason" (as both terms are used and defined in the Employment Agreement referred to in Section 5.4 below) and the Company hires a replacement for the Stockholder, the lesser of (i) the annual salary, bonus payments and fringe benefits payable to such replacement and (ii) the annualized liquidated damages, benefits and other payments payable to the Stockholder pursuant to the Employment Agreement after such termination shall not be included as an expense;

         (xiv) any allocation by Purchaser to the Company for directors and officers insurance annual premiums in excess of $37,500 will not be included as an expense; and

         (xv) any charge for impairment or amortization of goodwill relating to the purchase of the Shares as contemplated by this Agreement will not be included as an expense.

         In the event that, during the Earn-Out Period, the Company is required by the Purchaser or any of its affiliates to resign any of the clients of the Company listed on Schedule 3.16 of the Disclosure Schedules, solely by reason of a conflict-of-interest with a client of the Purchaser or one of its affiliates (a "Resigned Client"), then in calculating the EBIT and Revenue of the Company for the year in which the resignation of such Resigned Client becomes effective, an amount equal to the Client Earnings (as defined below) and Revenue derived from such Resigned Client for the six months immediately preceding the effective date of such termination (the "Resignation Adjustment") shall be added to the calculation of EBIT and Revenue, respectively, for such calendar year; provided, however, that if the resignation occurs less than six months from the end of the Earn-Out Period, the Resignation Adjustment added to the EBIT and Revenue for the last calendar year of the Earn-Out Period shall be limited to the amount of Client Earnings and Revenue, respectively, derived from such Resigned Client for the immediately preceding period equal to the number of such months remaining in the Earn-Out Period; and provided further that the Resignation Adjustment shall be reduced by the amount of any Client Earnings and Revenue, respectively, generated within six months after the termination of the Resigned Client (or such lesser period remaining in the Earn-Out Period) by any clients obtained by the Company from the Purchaser or any of its affiliates as a direct replacement for such Resigned Client. In calculating the Resignation Adjustment, the "Client Earnings" deemed to be generated from the Resigned Client or replacement client, as the case may be, for the applicable period shall mean the Revenue generated by such client during such applicable period less all labor costs and other expenses directly related to servicing such client account during such period.

         2.1.4    Other Definitions.

         (i) "Revenue" during each relevant calendar year shall mean the commissions and fees, mark-ups and hourly charges earned by the Company and its subsidiaries (excluding pass-through expenses) during such calendar year for work generated or performed by employees or contractors and charged to clients, as determined in accordance with GAAP.

         (ii) "AM" shall mean the applicable multiple and be determined by reference to the Average Revenue and Average EBIT as follows:

                                                                AVERAGE EBIT (->)
        --------------------- ----------------- ---------------- ---------------- ----------------- ----------------
                                                 GREATER THAN     GREATER THAN    GREATER THAN OR
                                                  OR EQUAL TO      OR EQUAL TO     EQUAL TO [***]    GREATER THAN
           AVERAGE REVENUE    LESS THAN [***]   [***] AND LESS   [***] AND LESS    AND LESS THAN      OR EQUAL TO
                                                  THAN [***]       THAN [***]          [***]             [***]
        --------------------- ----------------- ---------------- ---------------- ----------------- ----------------
         Greater than [***]        [***]             [***]            [***]            [***]             [***]
        --------------------- ----------------- ---------------- ---------------- ----------------- ----------------
         Greater than [***]
          and less than or         [***]             [***]            [***]            [***]             [***]
           equal to [***]
        --------------------- ----------------- ---------------- ---------------- ----------------- ----------------
         Greater than [***]
          and less than or         [***]             [***]            [***]            [***]             [***]
           equal to [***]
        --------------------- ----------------- ---------------- ---------------- ----------------- ----------------
         Greater than [***]
          and less than or         [***]             [***]            [***]            [***]             [***]
           equal to [***]
        --------------------- ----------------- ---------------- ---------------- ----------------- ----------------
         Less than or equal
              to [***]             [***]             [***]            [***]            [***]             [***]
        --------------------- ----------------- ---------------- ---------------- ----------------- ----------------

         For purposes of the foregoing chart, "Average EBIT" shall mean the average annual EBIT for the four calendar years ending December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005; and "Average Revenue" shall mean average annual revenue for the four calendar years ending December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005.

         2.1.5    Accounting Procedures

         (i) The Purchaser shall prepare a balance sheet of the Company as of the close of business on the Closing Date (the "Closing Date Balance Sheet") and shall cause KPMG L.L.P., or another independent accounting firm chosen by the Purchaser (the "Accountants"), as soon as practicable and in any case within 120 days after the Closing, to provide a report based on agreed upon procedures that are consistent with this Agreement (x) indicating that the Closing Date Balance Sheet was prepared in accordance with GAAP and the terms of this Agreement, (y) setting forth the Net Asset Value and (z) setting forth all adjustments required to be made on the Closing Date Balance Sheet in order to make the calculation of Net Asset Value (the "Special Determination"). The Closing Date Balance Sheet shall provide for the accrual referred to in Section 2.1.2(i). If the Stockholder does not agree that the Special Determination correctly states the Net Asset Value, the Stockholder shall promptly (but not later than 30 days after the delivery to him of the Special Determination) give written notice to the Purchaser of any exceptions thereto (in reasonable detail describing the nature of such disagreement). If the Stockholder and the Purchaser reconcile their differences, the Net Asset Value calculation shall be adjusted accordingly and shall thereupon become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law. If the Stockholder and the Purchaser are unable to reconcile their differences in writing within 20 days after written notice of exceptions is delivered to the Purchaser (the "Reconciliation Period"), the items in dispute shall be submitted to a mutually acceptable accounting firm (other than the Accountants) selected from any of the four largest accounting firms in the United States in terms of gross revenues (the "Independent Auditors") for final determination. The Net Asset Value calculation shall be deemed adjusted in accordance with the determination of the Independent Auditors and shall become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law. The Independent Auditors shall consider only the items in dispute and shall be instructed to act within 20 days (or such longer period as the Stockholder and the Purchaser may agree) to resolve all items in dispute. If the Stockholder does not give written notice of any exception within 30 days after the delivery to him of the Special Determination or if the Stockholder gives written notification of his acceptance of the Net Asset Value prior to the end of such 30 day period, the Net Asset Value set forth in the Special Determination shall thereupon become binding, final and conclusive upon all the parties hereto and enforceable in a court of law.

         (ii) As soon as practicable after the end of each of calendar years 2002, 2003, 2004 and 2005, Purchaser shall prepare a consolidated balance sheet of the Company and its subsidiaries, if any, as of the close of business on December 31 of each such period and a related consolidated statement of income of the Company and its subsidiaries, if any, for the twelve months then ended, and cause the Accountants to prepare a report based on agreed-upon procedures that are consistent with this Agreement (x) stating that such financial statements were prepared in accordance with GAAP and the terms of this Agreement, (y) setting forth for the period under examination, the applicable calculation of EBIT and Revenue and (z) setting forth all adjustments required to be made to such financial statements in order to make the calculations required under this Section 2.1.5 (the "Annual Determination"). The Purchaser shall instruct the Accountants to deliver a copy of each such Annual Determination to the Stockholder not later than 90 days after the end of the period to which such Annual Determination relates.

         (iii) If the Stockholder does not agree that any Annual Determination correctly states the applicable calculations of EBIT or Revenue for the period under examination, the Stockholder shall promptly (but not later than 30 days after the delivery of such Annual Determination to him) give written notice to the Purchaser of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted). If the Stockholder and the Purchaser reconcile their differences, the Annual Determination shall be adjusted accordingly and shall thereupon become binding final and conclusive upon all of the parties hereto and enforceable in a court of law. If the Stockholder and the Purchaser are unable to reconcile their differences in writing within the Reconciliation Period, the items in dispute shall be submitted to the Independent Auditors for final determination, and the Annual Determination shall be deemed adjusted in accordance with the determination of the Independent Auditors and shall become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law. The Independent Auditors shall consider only the items in dispute and shall be instructed to act within 20 days (or such longer period as the Stockholder and the Purchaser may agree) to resolve all items in dispute. If the Stockholder does not give written notice of any exception within 30 days after the delivery of an Annual Determination or if the Stockholder gives written notification of his acceptance of an Annual Determination prior to the end of such 30 day period, such Annual Determination shall thereupon become binding, final and conclusive upon all the parties hereto and enforceable in a court of law.

         (iv) The fees and expenses of the Independent Auditors shall be paid by the Stockholder unless the calculation of the Independent Auditors of NAV, EBIT or Revenue, as the case may be, results in an increase of 5% or more from the calculation of the NAV contained in the Special Determination or from the calculation of EBIT or Revenue contained in the Annual Determination, as the case may be, in which case such fees and expenses shall be paid by the Purchaser.

         2.1.6 Examination of Books and Records. The books and records of the Company and its subsidiaries, if any, shall be made available for inspection and copying during normal business hours upon reasonable advance notice at the principal office of the Company, to the parties hereto, the Accountants and the Independent Auditors to the extent required to determine the calculations required under Section 2.1. The Stockholder, on the one hand, and the Purchaser, on the other hand, shall make available to the other party and its/his representatives (including auditors) any back-up materials generated by it/him to support a position that is contrary to the position taken by the other party.

         Section 2.2 Payment of the Purchase Price. Payment of each component of the Purchase Price shall be made by direct wire transfer to the account of the Stockholder as set forth on Schedule 2.1, or such other account as the Stockholder may direct by written notice to the Purchaser given pursuant to this Agreement. Each of the IP and FP shall be deemed to include imputed interest, to the extent required by the Code.

         Section 2.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement at 10:00 A.M. on November 25, 2002, at the offices of Davis & Gilbert LLP, 1740 Broadway, New York, New York 10019 or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto (such date is herein referred to as the "Closing Date").

                                   ARTICLE III

                       REPRESENTATIONS OF THE STOCKHOLDER

         The Stockholder represents and warrants to and with the Purchaser as follows:

         Section 3.1 Execution and Validity of Agreements; Restrictive
Documents.

         3.1.1 Execution and Validity. The Stockholder has the full legal right and capacity to enter into this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against him in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

         3.1.2 Share Ownership. The Stockholder is the true and lawful owner of all of the Shares. All of such Shares have been duly and validly authorized and issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, except as such liability may be imposed pursuant to applicable laws, and such ownership is free and clear of all Liens (as defined in Section 9.16).

         3.1.3 No Options. There are no outstanding subscriptions, options, rights (including "phantom stock rights"), warrants, calls, commitments, understandings, arrangements, plans or other agreements of any kind to acquire any Shares from the Stockholder and there are no agreements or understandings with respect to the sale or transfer of any Shares by the Stockholder, except pursuant to this Agreement.

         3.1.4 No Restrictions. There is no suit, action, claim, investigation or inquiry by any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision ("Governmental or Regulatory Authority"), and no legal, administrative or arbitration proceeding pending or, to the Stockholder's knowledge, threatened against the Stockholder or any of his Shares, with respect to the execution, delivery and performance of this Agreement or the transactions contemplated hereby or any other agreement entered into by the Stockholder in connection with the transactions contemplated hereby.

         3.1.5 Non-Contravention. The execution, delivery and performance by the Stockholder of his obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) result in the violation by the Stockholder of any statute, law, rule, regulation or ordinance (collectively, "Laws"), or any judgment, decree, order, writ, permit or license (collectively, "Orders"), of any Governmental or Regulatory Authority, applicable to the Stockholder or any of his Shares, or (b) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require the Stockholder to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any

Person (as defined in Section 9.3) any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the Shares of the Stockholder under, any of the terms, conditions or provisions of any agreement, commitment, lease, license, evidence of indebtedness, mortgage, indenture, security agreement, instrument, note, bond, franchise, permit, concession, or other instrument, obligation or agreement of any kind, written or oral (collectively, "Contracts") to which the Stockholder is a party or by which the Stockholder or any of his assets or properties are bound.

         3.1.6 Approvals and Consents. Except as set forth on Schedule 3.1.6, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Stockholder is a party or his Shares are bound for the execution and delivery of this Agreement by the Stockholder, the performance by the Stockholder of his obligations hereunder or the consummation of the transactions contemplated hereby.

         Section 3.2 Existence and Good Standing. The Company is duly incorporated and is validly existing and in good standing under the laws of the State of Pennsylvania, with the full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted. The Company is duly qualified, licensed or admitted to do business and is in good corporate and tax standing in the jurisdictions set forth on Schedule 3.2, which are the only jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.

         Section 3.3 Subsidiaries and Investments; Capital Stock.

         3.3.1 Subsidiaries and Investments. The Company does not own any capital stock or other equity or ownership or proprietary interest in any Person (other than investments in publicly traded debt or equity securities held for investment).

         3.3.2 Capital Stock. The Company has an authorized capitalization consisting of 100,000,000 shares of common stock, no par value per share, of which 1,882,100 shares are issued and outstanding and no shares are held in the treasury of the Company. All such shares have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive rights of any shareholder. No other class of capital stock of the Company is authorized or outstanding. Except as set forth on Schedule 3.3.2., there are no outstanding subscriptions, options, warrants, rights (including "phantom stock rights"), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock of the Company.

         Section 3.4 Financial Statements and No Material Changes. Schedule 3.4(A) sets forth (a) the audited balance sheets of the Company as at December 31, 2000 and December 31, 2001 and the related audited statements of income, retained earnings and cash flows for the calendar years then ended, and (b) the unaudited balance sheet of the Company as at September 30, 2002 and the related unaudited statement of income for the nine months then ended (the unaudited balance sheet of the Company as at September 30, 2002 being referred to herein as the "Balance Sheet"). Such financial statements have been prepared in accordance with GAAP throughout the periods indicated except as set forth on Schedule 3.4(B). Each balance sheet fairly presents the financial condition of the Company at the respective date thereof, and reflects all claims against and all debts and liabilities of the Company, fixed or contingent, as at the respective date thereof, required to be shown thereon under GAAP and the related statements of income, retained earnings and cash flows fairly present the results of operations, retained earnings and cash flows for the respective period indicated. Except as set forth on Schedule 3.4(C), since September 30, 2002 (the "Balance Sheet Date"), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of the Company.

         Section 3.5 Books and Records. All accounts, books, ledgers and other records material to the Company of whatsoever kind have been properly and accurately kept and are complete in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access) are not under the exclusive ownership and possession of the Company. The Stockholder has delivered to the Purchaser complete and correct copies of the Articles of Incorporation and By-laws (or other comparable documents) of the Company, with all amendments thereto, currently in effect, and copies of its minute books and stock transfer records.

         Section 3.6 Title to Properties; Encumbrances. The Company has good and valid title to, or enforceable leasehold interests in, or valid rights under contract to use, all the properties and assets owned or used by it (real and personal, tangible and intangible), including, without limitation (a) all the properties and assets reflected in the Closing Date Balance Sheet, and (b) all the properties and assets purchased or otherwise contracted for by the Company since the Balance Sheet Date (except for properties and assets reflected in the Closing Date Balance Sheet or acquired or otherwise contracted for since the Balance Sheet Date that have been sold or otherwise disposed of in the ordinary course of business), in each case free and clear of all Liens, except for Liens set forth on Schedule 3.6. The property, plant and equipment owned or otherwise contracted for by the Company are in a state of good maintenance and repair (ordinary wear and tear excepted) and are adequate and suitable for the purposes for which they are presently being used.

         Section 3.7 Real Property.

         3.7.1 Owned Real Property. The Company does not own any real property (including ground leases) or hold any option or right of first refusal or first offer to acquire any real property, and the Company is not obligated by Contract or otherwise to purchase any real property.

         3.7.2 Leased Real Property. Schedule 3.7.2 contains an accurate and complete list of each "Real Property Lease", defined as any real property lease, sublease, license or other occupancy agreement, including without limitation, any modification, amendment or supplement thereto and any other related document or agreement executed or entered into by the Company (including, without limitation, any of the foregoing which the Company has subleased or assigned to another Person and as to which the Company remains liable). With respect to each Real Property Lease set forth on Schedule 3.7.2 (or required to be set forth on Schedule 3.7.2): (a) it is valid, binding and in full force and effect; (b) all rents and additional rents and other sums, expenses and charges due to date have been paid; (c) the lessee has been in peaceable possession since the commencement of the original term thereof; (d) no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; (e) there exists no default or event of default by the Company or to the knowledge of the Stockholder, by any other party thereto, except where such default or event of default would not reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets, properties, prospects or business of the Company; (f) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company thereunder, except where such occurrence, condition or act would not reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets, properties, prospects or business of the Company; and (g) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Company holds the leasehold estate on each Real Property Lease, free and clear of all Liens, except as set forth on
Schedule 3.6 and any mortgagees' liens on the real property in which such leasehold estate is located. The real property leased by the Company is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used, and, to the knowledge of the Stockholder, there are no material repair or restoration works likely to be required in connection with any of the leased real properties. Except as set forth on Schedule 3.7.2, the Company is in physical possession and actual and exclusive occupation of the whole of each of its leased properties. The Company does not owe any brokerage commission with respect to any Real Property Lease.

         Section 3.8 Contracts. Schedule 3.8 hereto contains an accurate and complete list of the following Contracts to which the Company is a party: (a) all Plans (as such term is defined in Section 3.19); (b) any personal property lease with a fixed annual rental of $10,000 or more; (c) any Contract relating to capital expenditures which involves payments of $25,000 or more in any single transaction or series of related transactions; (d) any Contract relating to the making of a loan or advance to or investment in, any other Person; (e) any Contract evidencing or relating in any way to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of loan, purchase money obligation, guarantee (other than the endorsement of negotiable instruments for collection in the ordinary course of business), conditional sale, purchase or otherwise; (f) any management service, employment, consulting or similar type of Contract which is not cancelable, by the Company without penalty or other financial obligation within 30 days or which is otherwise material to the Company; (g) any Contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person or to hire any other Person's employees, including agreements limiting the ability of the Company or any of its affiliates to service competitive accounts during or after the term thereof; (h) any collective bargaining or union agreement; (i) any Contract with any of its officers, directors or the Stockholder not covered by subsection (f) above (including indemnification agreements); (j) any secrecy or confidentiality agreement (other than standard confidentiality agreements with clients, employees, independent contractors, vendors and the like entered into in the ordinary course of business); (k) any Contract with respect to any Intellectual Property (as defined in Section 3.14.1) (i) involving the purchase or licensing of software or other Intellectual Property from third parties, other than "shrink-wrap," "click-through" and other similar end-user contracts, (ii) involving the development or licensing of software or other Intellectual Property for or to third parties, other than customary agreements with clients which do not pertain to the development, maintenance or support of specific software, or (iii) which is otherwise material to the business of the Company;
(l) any agreement with a client required to be listed on Schedule 3.16 or which is otherwise material to the Company; (m) any Contract with a media buying service; provided, however, commitments to purchase media in the ordinary course of business do not have to be set forth on Schedule 3.8; (n) any joint venture agreement involving a sharing of profits not covered by clauses (a) through (m) above; (o) any Contract (not covered by another subsection of this Section 3.8) which involves $25,000 or more over the unexpired term thereof and is not cancelable by the Company without penalty or other financial obligation within 30 days; and (p) any agreement between the Company and any Stockholder. Notwithstanding the foregoing, (x) commitments to media and production expenses which are fully reimbursable from clients, and (y) estimates or purchase orders given in the ordinary course of business relating to the execution of projects, do not have to be set forth on Schedule 3.8. Except as described in Schedule 3.8, each Contract to which the Company is a party, including, but not limited to those set forth on Schedule 3.8, is in full force and effect, and there exists no default or event of default by the Company or to the knowledge of the Stockholder, by any other Person, or occurrence, condition, or act (including the purchase of the Shares hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder by the Company which could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets, properties, prospects or business of the Company, and there are no outstanding claims of breach or indemnification or notices of default or termination of any such Contract.

         Section 3.9 Non-Contravention; Approvals and Consents.

         3.9.1 Non-Contravention. The execution, delivery and performance by the Stockholder of his obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation and By-laws (or other comparable documents) of the Company, (b) result in the violation by the Company of any Laws or Orders of any Governmental or Regulatory Authority, applicable to the Company or any of its assets or properties, or (c) if the consents and notices set forth on Schedule 3.9.2 are obtained, given or waived, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or (except as set forth on
Schedule 3.9.2) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets of the Company, under any of the terms, conditions or provisions of any Contract to which the Company is a party or by which the Company or any of its assets or properties are bound.

         3.9.2 Approvals and Consents. Except as disclosed on Schedule 3.9.2, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Company is a party or by which its assets or properties are bound for the execution and delivery of this Agreement by the Stockholder, the performance by the Stockholder of his obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby.

         Section 3.10 Litigation. Except as disclosed on Schedule 3.10, there is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Stockholder, any investigation by) any Governmental or Regulatory Authority, pending or, to the knowledge of the Stockholder, threatened against the Stockholder or the Company (including any unasserted claims) or affecting the Company or its assets; and no acts, facts, circumstances, events or conditions occurred or exist which are a basis for any such action, proceeding or investigation. Schedule 3.10 also sets forth with respect to each pending or threatened action, suit or proceeding listed thereon, the amount of costs, expenses or damages the Company has incurred to date. The Company is not subject to any Order entered in any lawsuit or proceeding.

         Section 3.11 Taxes. The Company has timely completed and filed, or caused to be filed, taking into account any valid extensions of due dates, completely and accurately, all federal, state, local and foreign tax or information returns (including estimated tax returns) required under the statutes, rules or regulations of such jurisdictions to be filed by the Company. The term "Taxes" means taxes, duties, charges or levies of any nature imposed by any taxing or other Governmental or Regulatory Authority, including without limitation income, gains, capital gains, surtax, capital, franchise, capital stock, value-added taxes, taxes required to be deducted from payments made by the payor and accounted for to any tax authority, employees' income withholding, back-up withholding, withholding on payments to foreign Persons, social security, national insurance, unemployment, worker's compensation, payroll, disability, real property, personal property, sales, use, goods and services or other commodity taxes, business, occupancy, excise, customs and import duties, transfer, stamp and other taxes (including interest, penalties or additions to tax in respect of the foregoing), and includes all taxes payable by the Company pursuant to Treasury Regulations Section1.1502-6 or any similar provision of state, local or foreign law. All Taxes shown on said returns to be due and all additional assessments received prior to the date hereof have been paid or are being contested in good faith. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been paid. The Company has collected all sales, use, goods and services or other commodity Taxes required to be collected and remitted or will remit the same to the appropriate taxing authority within the prescribed time periods. The Company has withheld all amounts required to be withheld on account of Taxes from amounts paid to employees, former employees, directors, officers, residents and non-residents or third parties and remitted or will remit the same to the appropriate taxing authorities within the prescribed time periods. The amount set up as an accrual for Taxes (aside from any reserve for deferred taxes established to reflect timing differences between book and tax income) on the face of the Closing Date Balance Sheet (as opposed to the notes thereto) is sufficient for the payment of all unpaid Taxes of the Company, whether or not disputed, for all periods ended on and prior to the date thereof. Since the Balance Sheet Date, the Company has not incurred any liabilities for Taxes other than in the ordinary course of business consistent with past custom and practice. The Stockholder has delivered to the Purchaser correct and complete copies of all federal, state and local income tax returns filed with respect to the Company for all taxable periods for the last five taxable years. Except as set forth on Schedule 3.11, none of the federal, state or local income tax returns of the Company has ever been audited by the Internal Revenue Service (the "IRS") or any other Governmental or Regulatory Authority. No examination of any return of the Company has ever been conducted or is currently in progress, and the Company has not received notice of any (i) pending or proposed audit or examination, (ii) request for information regarding Tax matters, or (iii) notice of deficiency or prepared adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company, and no Stockholder or director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No deficiency in the payment of Taxes by the Company for any period has been asserted in writing by any taxing authority and remains unsettled at the date of this Agreement. The Company has not made any agreement, waiver or other arrangement providing for an extension of time with respect to the assessment or collection of any Taxes against it. The Company has not been a member of an affiliated group filing consolidated federal income tax returns nor has it been included in any combined, consolidated or unitary state or local income tax return. The Company is not a party to any tax allocation or tax sharing agreement nor does it have any contractual obligation to indemnify any other Person with respect to Taxes. Except as disclosed on Schedule 3.11, the Company is not and will not be required as a result of a change in accounting method for any period ending on or before the Closing Date to include any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign income tax law) in income for any period. The Company is not obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Since its inception, the Company has elected to be treated as an "S corporation" within the meaning of Section 1361 of the Code for federal and Pennsylvania state income tax purposes and such elections shall remain in full force and effect until at least through the Closing Date. The Company has disclosed on its federal income Tax Returns all positions taken that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662. The Company has no liabilities for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise. The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local, or foreign income Tax law) made prior to the Closing; (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date.

         Section 3.12 Liabilities. Except as reflected on the Balance Sheet, the Company does not have any outstanding claims, liabilities or indebtedness of any nature whatsoever (collectively in this Section 3.12, "Liabilities"), whether accrued, absolute or contingent, determined or undetermined, asserted or unasserted, and whether due or to become due, other than (i) Liabilities specifically disclosed in any Schedule hereto;
(ii) Liabilities under Contracts of the type required to be disclosed by the Stockholder on any Schedule and so disclosed or which because of the dollar amount or other qualifications are not required to be listed on such Schedule; and (iii) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date not involving borrowings by the Company.

         Section 3.13 Insurance. Schedule 3.13 contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such insurance policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation and other insurance policies currently in effect that insure the property, assets or business of the Company or its employees (other than self-obtained insurance policies by such employees). Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and the Company has not received any notice of cancellation or termination in respect of any such policy or default thereunder. Neither the Company nor, to the knowledge of the Stockholder, the Person to whom such policy has been issued, has received notice that any insurer under any policy under which the Company is covered is denying liability with respect to a claim thereunder or defending under a reservation of rights clause [***]. Except as set forth on Schedule 3.13, within the last two years the Company has not filed for any claims exceeding $25,000 against any of its insurance policies, exclusive of automobile and health insurance policies. None of such policies shall lapse or terminate by reason of the transactions contemplated by this Agreement and all such policies shall continue in effect after the Closing Date for the benefit of the Company. The Company has not received any notice of cancellation of any such policy. The Company has not received written notice from any of its insurance carriers that any premiums will be materially increased in the future or that any insurance coverage listed on Schedule 3.13 will not be available in the future on substantially the same terms now in effect.

         Section 3.14 Intellectual Properties.

         3.14.1 Definitions. For purposes of this Agreement, the following terms have the following definitions:

                  "Intellectual Property" shall include, without limitation, any or all of the following and all rights associated therewith: (a) all domestic and foreign patents, and applications therefor, and all reissues, reexaminations, divisions, renewals, extensions, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, and any improvements to such inventions; (c) trade secrets, confidential and proprietary information, know how, technical data and customer lists, financial and marketing data, pricing and cost information, business and marketing plans, databases and compilations of data, rights of privacy and publicity, and all documentation relating to any of the foregoing;
(d) all copyrights,
copyright registrations and applications therefor, unregistered copyrights, the content of all World Wide Web sites of the Company, and all other rights corresponding thereto throughout the world; (e) all mask works, mask work registrations and applications therefor; (f) all industrial designs and any registrations and applications therefor; (g) all trade names, corporate names, logos, trade dress, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith; (h) any and all Internet domain names and Web sites (including all software and applications, and all components and/or modules thereof), used in connection therewith; and (i) all computer software including all source code, object code, firmware, development tools, files, records and data and all documentation related to any of the foregoing.

                  "Intellectual Property of the Company" shall mean any Intellectual Property that: (a) is owned by or exclusively licensed to the Company, or (b) which is used by the Company in its business operations, including the design, manufacture and use of the products of the Company as it currently is operated, but shall specifically not include any rights in or to materials created for clients as "work-made-for-hire" or which are subject to an assignment in favor of clients of the Company. Intellectual Property of the Company is expressly acknowledged to include software used by the Company to deliver its search engine optimization service to clients.

         3.14.2 Representations. Schedule 3.14.2 hereto contains an accurate and complete list of all Intellectual Property of the Company, excluding (i) "shrink-wrap," "click-through" and other similar end-user licenses, (ii) the items described in clauses (b) and (c) of the definition of "Intellectual Property" above (but not excluding items which could reasonably be deemed to constitute inventions or trade secrets which are material to the Company), and
(iii) the items described in clause (d) of the definition of "Intellectual Property" above (other than any registered copyrights and applications therefor). The registrations, and applications therefor, of the Intellectual Property listed on Schedule 3.14.2 owned by the Company are in the name of the Company and are valid, in proper form, enforceable and subsisting, all necessary registration and renewal fees in connection with such registrations have been made and all necessary documents and certificates in connection with such registrations have been filed with the relevant patent, copyrights and trademark authorities in the United States or other jurisdiction for the purposes of maintaining such Intellectual Property registrations, and applications therefor. No registration, or application therefor, for any of the Intellectual Property owned by, or exclusively licensed to, the Company has lapsed, expired, or been abandoned, and no such registrations, or applications therefor, are the subject of any opposition, interference, cancellation, or other legal, quasi-legal, or governmental proceeding before any governmental, registration, or other authority in any jurisdiction. Except as set forth on Schedule 3.14.2, (i) to the knowledge of the Stockholder, no Person has any rights to use any of the Intellectual Property owned by, or exclusively licensed to, the Company, (ii) the Company has not granted to any Person, nor authorized any Person to retain, any rights in the Intellectual Property owned by, or exclusively licensed to, the Company, and (iii) the Company owns all rights, title and interest in, or has the right to use pursuant to valid license agreements, all Intellectual Property used in, or necessary for, the conduct of its business as currently conducted, and as reasonably anticipated to be conducted in the immediate future, free and clear of all Liens. The consummation of the transactions contemplated hereby will not result in any loss or impairment of the Company's rights to own or use any material Intellectual Property of the Company, nor will such consummation require the consent of any third party in respect of any material Intellectual Property. Except as set forth on Schedule 3.14.2, the operation of the business of the Company as it currently is conducted, and reasonably anticipated to be operated in the immediate future, does not infringe the Intellectual Property of any other Person. Except as set forth on Schedule 3.14.2, there are no proceedings pending or, to the knowledge of the Stockholder, threatened against the Company with respect to the Intellectual Property of the Company, alleging the infringement or misappropriation by the Company of any Intellectual Property of any Person, and the Company has not received notice from any Person that the operation of the business of the Company infringes the Intellectual Property of any Person. Except as set forth on Schedule 3.14.2, there are no claims pending or threatened challenging the validity of any Intellectual Property owned by or exclusively licensed to the Company, nor, to the knowledge of the Stockholder, are there any claims pending or threatened challenging the validity of any Intellectual Property owned by a third party and used by the Company in the conduct of the business of the Company. There are no Contracts between the Company and any other Person with respect to the Intellectual Property of the Company in respect of which there is any dispute with such Person known to the Company or the Stockholder regarding the scope of such Contract, or performance under such Contract, including with respect to any payments to be made or received by the Company. Except as set forth on Schedule 3.14.2, the Company has not entered into or is otherwise bound by any consent, forbearance or any settlement agreement which limits the Company's rights to use the Intellectual Property of the Company. To the knowledge of the Stockholder, no Person is infringing or misappropriating any of the Intellectual Property owned by, or exclusively licensed to, the Company. All computer software and applications, other than off-the-shelf applications subject to non-negotiable shrink-wrap licenses, to the extent it is Intellectual Property owned by the Company ("Software"), was either developed (a) by employees of the Company within the scope of such employee's employment duties; (b) by independent contractors as "works-made-for-hire," as that term is defined under Section 101 of the United States Copyright Act, 17 U.S.C. Section 101, pursuant to written agreement; or
(c) by third parties who have assigned all of their rights therein to the Company pursuant to a written agreement. No former or present employees, officers or directors of the Company have retained any rights of ownership or use of any Software, and no employees or third parties who have developed or participated in the development of Software have any legitimate claims to any rights therein.

         Section 3.15 Compliance with Laws; Permits.

         3.15.1 Compliance. The Company is, and its business has been conducted, in compliance with all applicable Laws and Orders, except in each case (other than with respect to compliance with environmental Laws and Orders relating to the regulation or protection of the environment ("Environmental Laws and Orders")) where the failure to so comply would not reasonably be expected to have a Material Adverse Effect (as defined below), including without limitation:
(a) all Laws and Orders promulgated by the Federal Trade Commission or any other Governmental or Regulatory Authority; (b) all Environmental Laws and Orders; and
(c) all Laws and Orders relating
to labor, civil rights, and occupational safety and health laws, worker's compensation, employment and wages, hours and vacations, or pay equity. The Company has not been charged with, and, to the knowledge of the Stockholder, the Company has not been threatened with or under any investigation with respect to, any charge concerning any violation of any Laws or Orders. For purposes of this Agreement, "Material Adverse Effect" shall mean any material and adverse effect on the financial condition, results of operations, assets, properties, prospects or business of the Company.

         3.15.2 Permits. The Company has all permits, licenses, and other government certificates, authorizations and approvals ("Permits") required by any Governmental or Regulatory Authority for the operation of its business and the use of its assets as presently operated or used, except where the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. All of the Permits are in full force and effect and no action or claim is pending, nor to the knowledge of the Stockholder is threatened, to revoke or terminate any of such Permits or declare any such Permit invalid in any material respect.

         Section 3.16 Client Relations. Schedule 3.16 sets forth for the Company
(a) the 10 largest clients (measured by revenues), and the revenues from each such client and from all clients (in the aggregate) for the calendar years ended December 31, 2000 and December 31, 2001 and (b) the clients projected to be the 10 largest clients (measured by revenues) based on the Company's current profit plan for the twelve months ending December 31, 2002, together with the estimated revenues from each such client and all clients (in the aggregate) for such period. The Stockholder does not warrant that the estimated revenues set forth on Schedule 3.16 will prove to be accurate; provided, however, the Stockholder does represent that such estimates were made in good faith and on a reasonable basis. Except as set forth on Schedule 3.16, no client of the Company has advised the Company or a Stockholder in writing that it is (x) terminating or considering terminating the handling of its business by the Company as a whole or in respect of any particular product, project or service or (y) planning to reduce its future spending with the Company in any material manner; and no client has orally advised the Company or the Stockholder of any of the foregoing events.

         Section 3.17 Accounts Receivable; Work-in-Process; Accounts Payable. The amount of all work-in-process, accounts receivable, unbilled invoices (including without limitation unbilled invoices for services and out-of-pocket expenses) and other debts, in each case, which are due or recorded in the records and books of account of the Company as being due to the Company and reflected on the Closing Date Balance Sheet represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and will be good and collectible in full in the ordinary course of business (less the amount of any provision, reserve or similar adjustment therefor reflected on the Closing Date Balance Sheet) and none of the accounts receivable or other debts (or accounts receivable arising from any such work-in-process or unbilled invoices) is, or will be, subject to any counterclaim or set-off except to the extent of any such provision, reserve or adjustment. There has been no change since the Balance Sheet Date in the amount or aging of the work-in-process, accounts receivable, unbilled invoices, or other debts due to the Company, or the reserves with respect thereto, or accounts payable of the Company which would have a Material Adverse Effect.

         Section 3.18 Employment Relations. (a) The Company is not engaged in any unfair labor practice; (b) no unfair labor practice complaint against the Company is pending before any

Governmental or Regulatory Authority; (c) there is no organized labor strike, dispute, slowdown or stoppage actually pending or to the knowledge of the Stockholder threatened against or involving the Company; (d) there are no labor unions representing or, to the knowledge of the Stockholder, attempting to represent the employees of the Company; (e) no claim or grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending, and to the knowledge of the Stockholder, no such claim or grievance has been threatened; (f) no collective bargaining agreement is currently being negotiated by the Company; and (g) the Company has not experienced any work stoppage or similar organized labor dispute during the last three years.

         Section 3.19 Employee Benefit Matters.

         3.19.1 List of Plans. Schedule 3.8 to this Agreement lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, incentive, deferred compensation, stock option, restricted stock, stock appreciation rights, phantom stock rights, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all termination, severance or other Contracts, whether covering one Person or more than one Person, and whether or not subject to any of the provisions of ERISA, which are or have been maintained, contributed to or sponsored by the Company or any ERISA Affiliate (as defined in Section 3.19.3) for the benefit of any employee (each item listed on Schedule 3.8 being referred to herein individually, as a "Plan" and collectively, as the "Plans"). The Stockholder has delivered to the Purchaser, to the extent applicable, a complete and accurate copy of: (a) each written Plan and descriptions of any unwritten Plan (including all amendments thereto whether or not such amendments are currently effective);
(b) each summary plan description and all summaries of material modifications relating to a Plan; (c) each trust agreement or other funding arrangement with respect to each Plan, including insurance contracts; (d) the most recently filed IRS Form 5500 relating to each Plan; (e) the most recently received IRS determination letter for each Plan; and (f) the three most recently prepared actuarial reports and financial statements in connection with each Plan. Neither the Stockholder nor the Company has made any commitment, (i) to create or cause to exist any Plan not set forth on Schedule 3.8 or (ii) to modify, change or terminate any Plan except as set forth on Schedule 3.8.

         3.19.2 Severance. Except as set forth on Schedule 3.8, none of the Plans, nor any employment agreement or other Contract to which the Company is a party or bound, (a) provides for the payment of or obligates the Company to pay separation, severance, termination or similar-type benefits to any Person; or
(b) obligates the Company to pay separation, severance, termination or similar-type benefits as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the Code, either alone or in conjunction with any subsequent occurrence.

         3.19.3 Multi-Employer Plans. Neither the Company nor any ERISA Affiliate has maintained, contributed to or participated in a multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a multiple employer plan subject to Sections 4063 and 4064 of ERISA, nor has any obligations or liabilities, including withdrawal, reorganization or successor liabilities, regarding any such plan. As used herein, the term "ERISA Affiliate" means any Person that is or has been a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which the Company is a member.

         3.19.4 Welfare Benefit Plans. The Stockholder has no knowledge of any material limitation on the right of the Company to amend, modify or terminate at any time the Plans which provide for welfare benefits, and the Stockholder is not aware of any fact, event or condition that could reasonably be expected to restrict or impair such right. Except as required under Section 601 of ERISA, neither the Company nor any ERISA Affiliate has made any promises or commitments to provide, and is not obligated to provide (i) medical benefits (including without limitation through insurance) to retirees or former employees of the Company or any ERISA Affiliate or their respective dependents, or (ii) life insurance or other death benefits to retired employees or former employees of the Company or any ERISA Affiliate or their respective dependants.

         3.19.5 Administrative Compliance. Except as set forth on Schedule 3.19.6, each Plan is now and has been operated in all material respects in accordance with the requirements of all applicable Laws, including, without limitation, ERISA, the Health Insurance Portability and Accountability Act of 1996 and the Code, the Age Discrimination in Employment Act, Family and Medical Leave Act, the American with Disabilities Act, the Equal Pay Act, and Title VII of the Civil Rights Act of 1964, and the regulations and authorities published thereunder. The Company has performed all material obligations required to be performed by it under, is not in any respect in default under or in violation of, and the Stockholder has no knowledge of any default or violation by any Person under any Plan. Except as set forth on Schedule 3.10, no legal action, suit, audit, investigation or claim is pending or, to the knowledge of the Stockholder, threatened with respect to any Plan (other than claims for benefits in the ordinary course), and no fact, event or condition exists that would be reasonably likely to provide a legal basis for any such action, suit, audit, investigation or claim. All reports, disclosures, notices and filings with respect to such Plans required to be made to employees, participants, beneficiaries, alternate payees and any Governmental or Regulatory Authority have been timely made or an extension has been timely obtained. With respect to any insurance policy providing funding for benefits or an investment alternative under any Plan, except as set forth on Schedule 3.19.6, (i) no liability or loss shall be incurred by Purchaser or any such Plan in the nature of a retroactive rate adjustment, loss sharing arrangement or other liability or loss, and (ii) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of the Stockholder, no such proceedings with respect to any insurer are imminent.

         3.19.6 Tax-Qualification. Except as set forth on Schedule 3.19.6, each Plan which is intended to be qualified under Section 401(a) of the Code is qualified under Section 401(a) of the Code (and, if applicable, complies with the requirements of Section 401(k) of the Code), and has received a favorable determination letter from the IRS that it is so qualified. Each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is exempt under Section 501(a) of the Code and has received a determination letter from the IRS that it is so exempt; and no fact or event has occurred or condition exists since the date of such determination letter from the IRS which would be reasonably likely to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

         3.19.7 Funding; Excise Taxes. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan subject to ERISA. The Company has not incurred any liability for any excise tax arising under Sections 4971, 4972, 4975, 4976, 4977, 4978, 4978B, 4979, 4979A, 4980, 4980B, 4980D or 4980E of the Code or any
civil penalty arising under Sections 409, 502(i) or 502(l) of ERISA, and no fact, event or condition exists which could give rise to any such liability. Neither the Company nor any ERISA Affiliate has maintained, contributed to or participated in a Plan subject to Title IV of ERISA. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan maintained by the Company or any ERISA Affiliate. None of the assets of the Company or any ERISA Affiliate is the subject of any Lien arising under Section 302(f) of ERISA or Section 412(n) of the Code.

         3.19.8 Tax Deductions. All contributions, premiums or payments (including all employer contributions and, if applicable, employee salary reduction contributions) required to be made, paid or accrued with respect to any Plan have been made, paid or accrued on or before their due dates, including extensions thereof. All such contributions have been fully deducted or in the case of the current year will be deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental or Regulatory Authority, and the Stockholder has no knowledge of the existence of any fact or event which could give rise to any such challenge or disallowance.

         Section 3.20 Interests in Customers, Suppliers, Etc. Except as set forth on Schedule 3.20, (x) neither the Stockholder nor any Person controlled by the Stockholder nor (y) to the knowledge of the Stockholder, any officer, director, key executive or employee of the Company, or any parent, brother, sister, child or spouse of any officer, director, key executive or employee of the Stockholder (to the extent applicable) (collectively, the "Related Group") or any entity controlled by anyone in the Related Group:

         (i) owns, directly or indirectly, any interest in (excepting for ownership, directly or indirectly, of less than 1/4 of 1% of the issued and outstanding shares of any class of securities of a publicly held and traded company) or received or has any right to receive payments from, or is an officer, director, employee, agent or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of the Company;

         (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including, but not limited to Intellectual Property), that the Company uses in the conduct of its business, other than immaterial personal items owned and used by employees at their work stations; or

         (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

         Section 3.21 Bank Accounts and Powers of Attorney. Schedule 3.21 sets forth an accurate and complete list showing (a) the name of each bank in which the Company has an account, credit line or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto, and (b) the names of all Persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof.

         Section 3.22 Compensation of Employees. Schedule 3.22 is an accurate and complete list showing (a) the names and positions of all employees and consultants who are currently being compensated by the Company, together with a statement of the annual salary or hourly rate as of year-end, bonus and incentive compensation paid or payable to such individuals with respect to the calendar years ended December 31, 2000 and December 31, 2001, and a statement of the projected annual salary or hourly rate, bonus and incentive compensation payable with respect to the calendar year ending December 31, 2002, and the fringe benefits of such employees and exclusive consultants not generally available to all employees of the Company; (b) all bonus and incentive compensation paid or payable (whether by agreement, custom or understanding) to any employee of the Company not listed in clause (a) above for services rendered or to be rendered during the calendar years ending December 31, 2000 and December 31, 2001 and for the calendar year ending December 31, 2002; (c) the names of all retired employees, if any, of the Company who are receiving or entitled to receive any healthcare or life insurance benefits or any payments from the Company not covered by any pension plan to which the Company is a party, their ages and current unfunded pension rate, if any; and (d) a description of the current severance and vacation policy of the Company. Except as set forth on Schedule 3.22, the Company has not, because of past practices or previous commitments with respect to its employees, established any rights on the part of any of its employees to additional compensation with respect to any period after the Closing Date (other than wage increases in the ordinary course of business).

         Section 3.23 No Changes Since the Balance Sheet Date. Since the Balance Sheet Date, except as specifically stated on Schedule 3.23, the Company has not
(a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business;
(b) permitted any of its assets to be subjected to any Lien; (c) sold, transferred or otherwise disposed of any of its assets except in the ordinary course of business; (d) made any capital expenditure or commitment therefor which individually or in the aggregate exceeded $25,000; (e) declared or paid any dividends or made any distributions on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares; (f) made any bonus or profit sharing distribution; (g) increased or prepaid its indebtedness for borrowed money, or made any loan to any Person other than to any employee for normal travel and expense advances; (h) written down the value of any work-in-process, or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business, none of which individually or in the aggregate, is material to the Company; (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who, whether as a result of such increase or prior thereto, receives aggregate compensation from the Company at an annual rate of $50,000 or more, or except in the ordinary course of business to any other employees; (j) entered into an employment or exclusive consultant agreement which is not cancelable without penalty or other financial obligation within 30 days; (k) canceled or waived any claims or rights of material value;
(l) made
any change in any method of accounting procedures; (m) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business; (n) amended or terminated any agreement which is material to its business; (o) renewed, extended or modified any Real Property Lease or except in the ordinary course of business, any lease of personal property; (p) adopted, amended or terminated any Plan; or (q) agreed, whether or not in writing, to do any of the actions set forth in any of the above clauses.

         Section 3.24 Corporate Controls. Neither the Stockholder, nor, to the knowledge of the Stockholder, any officer, authorized agent, employee, consultant or any other Person while acting on behalf of the Company, has, directly or indirectly: used any corporate fund for unlawful contributions, gifts, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on its books or records; participated in any racketeering activity; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, or other payment of a similar or comparable nature, to any Person, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained, and the Company has not participated in any illegal boycott or other similar illegal practices affecting any of its actual or potential customers.

         Section 3.25 Brokers. Except as set forth on Schedule 3.25, no broker, finder, agent or similar intermediary has acted on behalf of the Company or the Stockholder in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finder's fees or similar fees or commissions are payable by the Company or the Stockholder in connection therewith based on any agreement, arrangement or understanding with either of them.

         Section 3.26 Repayment of Loans. All indebtedness of the Stockholder to the Company will be repaid in full as of the Closing, other than routine travel expense advances in the ordinary course of business and consistent in amount with past practice.

         Section 3.27 Copies of Documents. The Company has caused to be made available for inspection and copying by the Purchaser and its advisers, true, complete and correct copies of all documents referred to in this Article III or in any Schedule. Summaries of all oral Contracts contained on Schedule 3.8 are complete and accurate in all material respects.

         Section 3.28 Confidentiality, Non-Solicitation and Non-Competition Agreements. Each employee of the Company has executed a Confidentiality, Non-Solicitation and Non-Competition Agreement with the Company in the form previously provided to Purchaser.

                                   ARTICLE IV

                        REPRESENTATIONS OF THE PURCHASER

         The Purchaser represents, warrants and agrees to and with the Stockholder as follows:

         Section 4.1 Existence and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington with full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted.

         Section 4.2 Execution and Validity of Agreement. The Purchaser has the full corporate power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all required corporate action on behalf of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Stockholder, constitutes legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

         Section 4.3 No Restrictions. There is no suit, action, claim, investigation or inquiry by any Governmental or Regulatory Authority, and no legal, administrative or arbitration proceeding pending or, to the Purchaser's knowledge, threatened against the Purchaser with respect to the execution, delivery and performance of this Agreement or the transactions contemplated hereby.

         Section 4.4 Non-Contravention; Approvals and Consents.

         4.4.1 Non-Contravention. The execution, delivery and performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby will not (a) violate, conflict with or result in the breach of any provision of the [Certificate][Articles] of Incorporation or By-laws (or comparable charter documents) of the Purchaser, or (b) result in the violation by the Purchaser of any Laws or Orders of any Governmental or Regulatory Authority applicable to the Purchaser or any of its assets or properties, or (c) result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require the Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Purchaser, under any of the terms, conditions or provisions of any Contract to which the Purchaser is a party or by which the Purchaser or any of its assets or properties are bound.

         4.4.2 Approvals and Consents. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Purchaser is a party or by which the Purchaser or any of its assets or properties are bound for the Purchaser's execution and delivery of this Agreement, the performance by the Purchaser of its obligations hereunder or the Purchaser's consummation of the transactions contemplated hereby.

         Section 4.5 Litigation. There is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Purchaser, any investigation by), any Governmental or Regulatory Authority pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its properties or rights with respect to this Agreement or the transactions contemplated hereby.

         Section 4.6 Brokers. No broker, finder, agent or similar intermediary has acted on behalf of the Purchaser in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finder's fees or similar fees or commissions are payable by the Purchaser in connection therewith based on any agreement, arrangement or understanding with any of them.

                                    ARTICLE V

                           ACTIONS BY THE STOCKHOLDER

         Simultaneously herewith:

         Section 5.1 Required Approvals and Consents. The Stockholder shall have obtained or given, at no expense to the Purchaser, and there shall not have been withdrawn or modified, any consents, approvals, waivers, notices or other actions listed on Schedule 3.1.6 or Schedule 3.9.2 hereof (including without limitation, obtaining all such consents, approvals, waivers, notices or other actions required under the Contracts listed on Schedule 3.8 in order to permit the consummation of the transactions contemplated by this Agreement without causing or resulting in a default, event of default, acceleration event or termination event under any of such documents and without entitling any party to any of such documents to exercise any other right or remedy adverse to the interests of the Purchaser or the Company). Each such consent or approval shall be in form satisfactory to counsel for the Purchaser.

         Section 5.2 Good Standing Certificates. The Stockholder shall have delivered to the Purchaser: (a) a copy of the Company's Articles of Incorporation and By-laws (or other comparable documents), including all amendments, certified by the [Secretary of State] of the State of Pennsylvania;
(b) a certificate from the applicable governmental authority in the State of Pennsylvania that the Company is in good standing in such state (with any applicable tax status certificate); and (c) a certificate from the appropriate authority of each state in which the Company is qualified as a foreign corporation to do business to the effect that the Company is in good standing in such state (in each case together with any applicable tax status certificate).

         Section 5.3 Surrender and Issuance of Certificates. The Stockholder shall have delivered to the Purchaser certificates representing the Shares, together with such other documents and instruments, if any, as may be necessary to permit the Purchaser to acquire, and become the record and beneficial owner of, the Shares, free and clear of any and all Liens or voting or other restrictions of any kind whatsoever adverse to the Purchaser.

         Section 5.4 Employment Agreement. The Stockholder shall have entered into an Employment Agreement with the Company, substantially in the form and to the effect of Exhibit A hereto.

         Section 5.5 Non-Competition and Non-Solicitation Agreement. The Stockholder shall have entered into a Non-Competition and Non-Solicitation Agreement with the Company and the Purchaser, substantially in the form and to the effect of Exhibit B attached hereto.

         Section 5.6 Opinion of Counsel. The Purchaser shall have received the opinion of Wolf, Block, Schorr and Solis-Cohen LLP counsel to the Stockholder, dated as of the Closing Date, in form and substance satisfactory to the Purchaser.

         Section 5.7 General Release. The Stockholder shall have provided to the Company a general release dated as of the Closing Date in form and substance satisfactory to the Purchaser.

         Section 5.8 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto must be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall have received copies of all such documents and other evidences as it or its counsel reasonably requested in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                   ARTICLE VI

                            ACTIONS BY THE PURCHASER

         Simultaneously herewith:

         Section 6.1 Certified Resolutions. The Purchaser shall have delivered to the Stockholder a copy of the resolutions of its Board of Directors, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by one of its officers.

         Section 6.2 Closing Payment. The Stockholder shall have received the Closing Payment described in clause (i) of Section 2.1.1.

         Section 6.3 Employment Agreement. The Company shall have entered into the Employment Agreement referred to in Section 5.4.

         Section 6.4 Opinion of Counsel. The Stockholder shall have received the opinion of the general counsel to the Purchaser, dated as of the Closing Date, in form and substance satisfactory to the Stockholder.

         Section 6.5 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto must be reasonably satisfactory in form and substance to the Stockholder and his counsel, and the Stockholder shall have received copies of all such documents and other evidences as his counsel reasonably requests in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                   ARTICLE VII

                                OTHER AGREEMENTS

         Section 7.1 Conduct of Business. The Company shall conduct its business in accordance with and comply with all of Purchaser's financial management and reporting policies, as promulgated and in effect from time to time, including all of Purchaser's auditing, financial planning, credit-approval, tax planning, budgeting and reporting systems and procedures and treasury arrangements, and will report all financial results to the Chief Financial Officer of the Purchaser in accordance with the Purchaser's standard reporting practices (at the Company's cost). The parties agree that the operations of the Company shall be conducted to: (i) participate in Purchaser's overall cash management program and abide by Purchaser's dividend policies as from time to time in effect; (ii) comply on a timely basis with the financial reporting and budgeting procedures of the Purchaser as from time to time in effect, which procedures require the approval of annual profit and capital expenditure plans and (iii) operate generally within the parameters of the current profit plan and capital expenditure budget of the Company as approved by the Purchaser. In addition, it is understood and agreed that the Company shall conduct its business in accordance with and abide by all client conflict of interest policies applicable to the Purchaser and/or its operating units. The Company will also comply with reasonable and customary human resources policies (including policies regarding nondiscrimination) as in effect generally for all business units of the Purchaser; provided that the Purchaser and the Authorized Officer (as defined in Section 2.1.3) shall mutually agree on any benefit plans to be offered to the Company's employees during the Earn-Out Period. In the event of any inconsistency between this Section 7.1 and the provisions of Section 2.1.3, the provisions of Section 2.1.3 shall control and take precedence and in no event shall any of the provisions of this Section 7.1 negate or impair the provisions of Section 2.1.3.

         Section 7.2- Management of the Company. In order to protect the Stockholder's rights in the Purchase Price:

         (a) Purchaser agrees that it will not take any action with respect to the Company the intent of which is to reduce EBIT for purposes of diminishing the earn-out payment payable under Article II.

         (b) Purchaser agrees that it will not divert any clients of the Company existing on the Closing Date to any entity in which Purchaser has any financial interest for the purpose of reducing EBIT for purposes of determining the earn-out payment under Article II. It is understood that the foregoing shall not prevent Purchaser from taking appropriate actions to address stated client preferences.

         (c) Purchaser agrees that, during the Earn-Out Period, it will not transfer the functions of any of the key accounting staff of the Company who have significant interaction with the Company's clients, such as in connection with billing matters, out of the Company's Philadelphia office without the consent of the Authorized Officer.

         (d) In the event that the Purchaser breaches any of its obligations contained in clauses (a), (b) or (c) above, the parties agree that the sole remedy for such breach shall be to make an appropriate adjustment of the Company's calculation of EBIT under Section 2.1.3 for the applicable time period in question, as necessary to account for the negative impact, if any, on EBIT during such period directly resulting from such breach.

         In addition, the Purchaser agrees, during the Earn-Out Period, to provide working capital for the Company at a reasonable level consistent with anticipated operations of the Company.

         Section 7.3 Future Acquisitions; Reorganizations. During the Earn-Out Period, and subject to the remaining provisions of this Section 7.3, the parties agree that the Company's business will be operated in the ordinary course and the Purchaser shall account for the business of the Company as a separate business unit for purposes of determining EBIT under Section 2.1.3 above, including, without limitation, keeping separate books and records for the Company's business and operations. The Purchaser agrees that, during the Earn-Out Period, it will consult with the Stockholder prior to any acquisition of, or other business combination with, a New Entity, the financial results of which will be consolidated with the Company in any manner. While the Stockholder's consent will not be required for such transaction by the Company, the financial results from the New Entity shall be excluded from the calculation of EBIT pursuant to Section 2.1.3. In the event that the Stockholder does not consent to such acquisition or other business combination, none of the employees of the Company, including the Stockholder, shall be required to devote any material amount of their business time or attention to matters relating to the New Entity. Alternatively, in the event that Stockholder does consent to such acquisition or other business combination, the Purchaser and the Stockholder will in good faith negotiate appropriate adjustments, if any, to the Purchase Price calculation under this Agreement as a result of such transaction, including without limitation, the treatment of profits from and investment costs for the New Entity. For purposes of the foregoing a "New Entity" shall mean any entity (including the assets of an entity from which the Company acquires all or substantially all of the assets) with or into which the Company is combined, whether by way of merger, reorganization, consolidation, transfer of stock or assets or otherwise, including one or more of the Purchaser's other subsidiaries or affiliates.

         Section 7.4 Termination of Employment. Each of the parties hereto agrees that if (a) the employment of the Stockholder is terminated, regardless of the reason therefor, during the Earn-Out Period, or (b) there are changes in the composition of the Board of Directors of the Company or any subsidiary of the Company, no party to this Agreement shall have the right to make a claim that such termination of employment or change in the composition of the Board of Directors of the Company (x) constitutes a breach by the Purchaser of this Agreement, (y) resulted in an adverse effect on the Purchase Price hereunder forming the basis for a claim against the Purchaser or any of its affiliates, or
(z) constitutes an event forming the basis for such party to dispute any calculation required to be made pursuant to the accounting procedures set forth in Section 2.1.5 hereof. The termination of the employment of the Stockholder with the Company shall not affect the Stockholder's right to receive the Purchase Price under this Agreement.

         Section 7.5 Atlas Arrangements/Customer Referrals. The parties acknowledge and agree that the Atlas DMT unit of Purchaser shall be the exclusive provider of ad-serving technologies and services for the Company's clients, subject to the specific service requirements and preferences expressly stated by any individual Company client. Purchaser hereby acknowledges that it will use commercially reasonable efforts to recommend the Company's proprietary products and creative services to customers of the Purchaser's other business units as further described in Schedule 7.5, subject to the specific service requirements and preferences of those clients as reasonably determined by Purchaser and its other business units and it being understood that the Purchaser may acquire other business enterprises competitive with the Company and support such enterprises in a like manner. In no event shall the Purchaser be deemed to be in breach of the provisions of this Section 7.5 for any period prior to the time the Stockholder gives Purchaser written notice thereof, which notice shall specify the specific actions or inactions of the Purchaser alleged to be in breach of this Section 7.5 and the conduct Stockholder believes appropriate to remedy the breach, and then Purchaser may only be considered in breach with respect to periods thereafter to the extent the Purchaser fails to remedy such actions or inactions on a prospective basis within 30 days after such notice. Neither party shall receive any intercompany commission or fee for the foregoing arrangements under this Section 7.5, except as may be mutually agreed in writing by the Stockholder and the Purchaser.

         Section 7.6 Client Sharing Arrangements. The Purchaser shall be responsible for resolving any issues regarding client conflicts that may arise between the Company and any other operating unit of the Purchaser. To the extent that the Company and another operating unit of the Purchaser share a client, the Company and each such other unit will be credited with the revenue generated from the services it provides to such client and will be charged with all expenses it incurs in providing such services. In the event common costs are incurred to provide such client services, such common costs will be allocated to the Company and such other operating unit in proportion to the net revenues realized by the Company and such unit from such shared client. In the event that any client of Purchaser is unsatisfied with the services rendered by the Company for any reason, Purchaser may respond as it deems appropriate in its sole discretion to maintain the client relationship, including transferring the relationship to another business unit, without making any corresponding adjustment to the calculation of EBIT under Article II hereof.

         Section 7.7 Employee Arrangements.

         (a) It is understood that during calendar years 2003 and 2004, the Company will implement incentive compensation programs and pay bonuses to employees of the Company in a manner generally consistent with the practices of the Company prior to calendar year 2002. In calendar year 2005, the Company may, at the discretion of the Purchaser, implement incentive compensation programs and pay bonuses to employees of the Company at levels and based on performance targets that are consistent with Purchaser's policies and practices for its other operating groups as in effect at such time. All such bonuses or other incentive compensation shall be included as an expense for purposes of calculating EBIT. Notwithstanding the foregoing, the Company shall not pay the Stockholder without his consent any bonus amounts. In addition, in the event the Company after the Closing makes any bonus payments in respect of calendar year 2002 without the Stockholder's consent, such bonuses shall not be included as an expense for purposes of calculating EBIT.

         (b) Any employees of the Company hired after the Closing shall be required to execute a Confidential Information, Inventions, Nonsolicitation and Noncompetition Agreement, in the form supplied by Purchaser and generally used for other employees of the Purchaser's business units.

         Section 7.8 Allocation of Purchase Price. As soon as practicable after the Closing, the Purchaser and the Stockholder will, in good faith, agree to an allocation of the Purchase Price in accordance with the provisions of this
Section 7.8. For purposes of election under Section 338(h)(10) of the Code as described in Section 7.9 below (and similar provisions of state, local, or foreign law, as appropriate with respect to the acquisition by the Purchaser of the stock of the Company), the Purchaser shall prepare an allocation of the aggregate deemed sale price, or ADSP, within the meaning of Treasury Regulation
Section 1.338-4 (and/or similar deemed sale price under any similar provision of state, local, or foreign law, as appropriate) (the "ADSP") among the Purchased Assets in accordance with Code Section 338 and the Treasury Regulations thereunder (and/or any similar provision of state, local or foreign law, as appropriate). Purchaser shall deliver such allocation to the Stockholder within a reasonable time after the Closing Date, which allocation shall be binding on the Company, the Stockholder and the Purchaser, subject to the Stockholder's review and approval, not to be unreasonably withheld or delayed. The Company, Stockholder and the Purchaser will report the allocation of the Purchase Price in a manner entirely consistent with such agreement in all tax returns and forms (including without limitation, Form 8023 filed within the period prescribed by law and attached to the Purchaser's and the Company's respective federal income tax returns for the taxable year that includes the Closing Date) and in the course of any tax audit, tax review or tax litigation relating thereto. The Company, the Stockholder and the Purchaser shall cooperate with each other to prepare the Forms 8023 in the manner required by this Section 7.8. None of Purchaser, the Company, or the Stockholder shall take any position (whether in audits, tax returns, or otherwise) which is inconsistent with such allocation unless required to do so by applicable law. The Company and the Purchaser agree that for purposes of the allocation referred to above in this Section 7.8 the ADSP shall be allocated to the assets of the Company as of the Closing (the "Assets") as follows: the parties agree that it is their intent that all Assets (exclusive of Goodwill Intangible Assets (as defined below)) be valued at their Book Value and (b) any excess of the ADSP over the Book Value of such Assets shall be allocated solely to goodwill. For the purposes of the foregoing, "Goodwill Intangible Assets" shall mean goodwill, going concern value and similar intangible assets (excluding intangible assets such as accounts receivable, work in process, and other similar intangible assets). The "Book Value" of any Asset shall be its book value as reflected on the books of the Company as of the Closing, provided that all work in process and accounts receivable included in the Assets are calculated in accordance with GAAP.

         Section 7.9 Tax Election.

         (a) Tax Election. The Purchaser and the Stockholder shall join in an election to have the provisions of Section 338(h)(10) of the Code and similar provisions of state law ("Section 338 Elections") apply to the acquisition of the Company. The Purchaser shall control the preparation and filing of such election, subject to the prior review and approval by the Stockholder, not to be unreasonably withheld or delayed. The Purchase Price payable on account of the Purchaser's purchase of the Shares (including liabilities of the Company) shall be allocated among the respective assets of the Company; provided, however, that such allocation shall be made in accordance with Code Section 338 (or Code
Section 1060 if for any reason the Section 338 Elections are not deemed effective by a taxing authority for a reason contemplated by the last sentence of this Section 7.9) and the regulations thereunder and any comparable provisions of state or local law, in the manner set forth in Section 7.8 above. The Purchaser, the Company and the Stockholder and affiliates shall report, act, and file in all respects and for all purposes consistent with such allocation and such Section 338 Elections. At the request of the Purchaser, the Stockholder shall timely and properly prepare, execute, and deliver to the Purchaser, in complete and correct form, all such documents, forms and other information as Purchaser may reasonably request or as required by applicable law for effective Section338(h)(10) Elections or to facilitate the allocation of consideration among the assets of the Company (including goodwill) by the Purchaser. The Purchaser shall cause the Company to adopt, effective as of the Closing Date, a deemed Plan of Complete Liquidation consistent with the deemed liquidation requirements of Internal Revenue Code Section 338(h)(10). If the Section 338 Elections are not deemed effective by a taxing authority as a result of the Stockholder failure to file such elections or as a result of an error or omission of the Stockholder with respect to such filing, in addition to all of the remedies set forth in Article 8 of this Agreement, the Stockholder shall prepare and file such documents and other forms as the Purchaser may reasonably request in order that Purchaser will be deemed to have purchased the assets of the Company for income tax purposes.

         (b) Preparation of Tax Returns. The Company shall prepare and file, at the direction of the Stockholder but at the expense of the Company (but such expense shall not reduce EBIT for the purposes of Section 2.1.3), all Federal, State and Local Tax returns for periods ending before the Closing Date ("Pre-Closing Date Periods") that are required to be filed by the Company on or after the Closing Date. Such returns shall report the Company's items of income, gain, deduction and credit for periods ending before the Closing Date. The Stockholder and the

Purchaser shall elect pursuant to Section 1362(e)(3) of the Code to determine the Company's income for Pre-Closing Date Periods and subsequent periods in accordance with the Company's normal method of accounting. Such returns shall also include items of income and gain attributable to the deemed sale of assets by the Stockholder pursuant to Section 338 Elections. Stockholder shall give Purchaser the opportunity to review such tax returns prior to the filing thereof in the form ready for filing. The Stockholder shall not file such returns without the approval of Purchaser, not to be unreasonably withheld or delayed. The Stockholder shall have access to the books and records of the Company for use in connection with the preparation of such tax returns and Purchaser shall cooperate with Stockholder in the preparation thereof.

         The Company shall prepare and file, at its expense and at the direction of Purchaser, all other Federal, State and Local Tax returns required to be filed by the Company. With respect to any such tax return for a period that began before the Closing Date, Purchaser shall provide Stockholder with an opportunity to review such tax returns prior to the filing thereof in the form ready for filing. Purchaser shall consult in good faith with Stockholder with respect to any issues arising as a result of Stockholder's review of such tax returns.

         (c) Determination of Accrual of Taxes. For purposes of the determination of Net Asset Value, periodic Taxes of the Company (i.e., Taxes that are not based on income or receipts, such as property taxes) attributable to any taxable period that begins before and includes the Closing Date shall be apportioned for purposes of the accrual of Taxes on the basis of the number of days in the relevant taxable period occurring through the day prior to the Closing Date. Other taxes of the Company attributable to any taxable period that begins before and includes the Closing Date shall be determined for purposes of the accrual of Taxes as if such taxable period ended as of the close of business on the Closing Date, and using the Company's normal method of accounting as required by (a) above.

         (d) Responsibility for Transfer and Other Corporate Level Taxes. The Company shall bear, and there shall be included as a liability in the determination of Net Asset Value, any and all sales, use and transfer Taxes that are imposed on either the transferor or the transferee with respect to the transactions contemplated by this Agreement. In addition, there shall be included as a liability in the determination of Net Asset Value any and all federal, state or local income or other corporate level taxes imposed on the Company in respect of the transactions contemplated by this Agreement.

         (e) Audits or Other Proceedings. Purchaser shall promptly notify Stockholder upon receipt of the notice of any proposed audit or assessment with respect to Company for any Pre-Closing Date Period. Stockholder shall have the right to represent the Company in any tax audit or administrative or court proceeding relating to any Pre-Closing Date Period, but only when the sole tax liability with respect to such audit would be imposed on the Stockholder, and may employ counsel and accountants of Stockholder's choice, at Stockholder's expense, subject to the reasonable approval of Purchaser, to handle such audit or other proceedings. Stockholder shall promptly make Purchaser aware of any such audits or other proceedings, and shall give Purchaser an opportunity to review and comment on any submissions proposed to be made by on behalf of Company by Stockholder, and shall have the right (to the extent permitted by law) to have a representative present at any such meetings, solely as an observer. Notwithstanding the foregoing, Stockholder shall not enter into any closing agreement that is binding on Purchaser or the Company for any taxable period ending on or after the Closing Date without the prior written consent of Purchaser, which consent shall not unreasonably be withheld. Purchaser shall have no obligation to contest any such tax audit. If Purchaser chooses not to contest any such audit or proceeding that involves any tax period that began prior to the Closing Date, Stockholder, at his expense, may pursue such contest in accordance with the same procedures set forth in the immediately preceding paragraph of this Section 7.9(e).

         Purchaser shall have the right to represent the Company in any other tax audit or administrative or court proceeding. Purchaser shall promptly make Stockholder aware of any such audit or other proceedings involving any tax period that began prior to the Closing Date, and shall give Stockholder an opportunity to review and comment on any submissions relating thereto proposed to be made by or on behalf of the Company by the Purchaser, and the Stockholder shall have the right (to the extent permitted by law) to have a representative present at any such meetings, solely as an observer. Notwithstanding the foregoing, Purchaser and the Company shall not enter into any closing agreement that is binding on the Stockholder or the Company for any Pre-Closing Date Period without the prior written consent of Stockholder, which consent shall not be unreasonably withheld.

         Purchaser and Stockholder shall provide each other with such cooperation and information as either of them may reasonably request of the other in connection with the preparation of any return, amended return, claim for refund, election or other document, in determining a liability or right to receive an indemnification payment hereunder or in responding to or participating in any audit or other proceeding in respect of Taxes of Company and shall each make available to the other and to any taxing authority, as may reasonably be requested, all information, records or documents relating to Federal, state and local tax matters of the Company. Stockholder, Purchaser and the Company shall each preserve all such information, records and documents until the expiration of any applicable statutory period of limitations or extension thereof. Stockholder and Purchaser will keep confidential the contents of the information, records and documents made available hereunder and shall not use or disclose them or any information contained therein except where such disclosure is made to its professional advisors, a taxing authority, in the course of any judicial proceeding for the determination of liability for taxes, otherwise as may be required by law or of any information that has become generally available to the public through no fault of party hereunder seeking to make disclosure.

         (f) Refunds With Respect to Pre-Closing Date Periods. Purchaser shall assign and promptly remit to Stockholder any refunds of Taxes (including any interest thereon) paid by any taxing authorities and received by Purchaser or Company (or applied by the taxing authorities to the satisfaction of any tax liability of Purchaser or of Company that is not the responsibility of Stockholder hereunder) that is attributable to any Pre-Closing Date Period, other than any amounts recorded as an asset of the Company on the Closing Date Balance Sheet in respect of such refund and interest), less applicable Federal, state and local income taxes of Company or Purchaser computed hypothetically at the maximum applicable Federal, state and local tax rates in effect for the relevant taxable year, but giving effect to the ability to deduct or credit one tax in computing another, in respect of such refund and interest to the extent such refund and interest are includible in income of Purchaser or Company for applicable income tax purposes and are not subject to an offsetting deduction (excluding any amortization or depreciation or other amount not fully claimable in the taxable year of payment) by virtue of their payment to Stockholder. The foregoing obligation to pay over refunds of Taxes to Stockholder shall not apply to any refund to the extent attributable to the carryback of tax losses or tax credits generated in a period that ends on or after the Closing Date. Purchaser shall, upon the request and at the expense of Stockholder, file or cause the Company to file a claim for refund of any tax paid with respect to any Pre-Closing Date Period and Purchaser shall not unreasonably refuse such request.

                                  ARTICLE VIII

                               SURVIVAL; INDEMNITY

         Section 8.1 Survival. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement and the Schedules, if any, furnished by any other party pursuant to this Agreement, or in any certificate or document delivered at the Closing by any other party. Subject to the limitations set forth in Sections 8.6.2, 8.6.3 and 8.6.5, the respective representations, warranties, covenants and agreements of the Stockholder and the Purchaser contained in this Agreement shall survive the Closing.

         Section 8.2 Obligation of the Stockholder to Indemnify.

         8.2.1 General Indemnity. Subject to the limitations contained in Sections 8.6.1 and 8.6.2, the Stockholder hereby agrees to indemnify the Purchaser and its affiliates (including after the Closing, the Company), and their respective stockholders, officers, directors, employees, agents, representatives, successors and assigns (other than the Stockholder) (individually a "Purchaser Indemnified Party" and collectively, the "Purchaser Indemnified Parties") against, and to protect, save and keep harmless the Purchaser Indemnified Parties from, and to pay on behalf of or reimburse the Purchaser Indemnified Parties as and when incurred for, any and all liabilities (including liabilities for Taxes), obligations, losses, damages, penalties, demands, claims, actions, suits, judgments, settlements, penalties, interest, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys', accountants' and expert witnesses'
fees) of whatever kind and nature (collectively, "Losses"), that may be imposed on or incurred by the Purchaser Indemnified Parties as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any misrepresentation, inaccuracy or breach of any warranty or representation contained in Article III hereof or in any certificate delivered by the Stockholder at the Closing; (b) any breach or failure by the Stockholder to comply with perform or discharge any obligation, agreement or covenant by the Stockholder contained in this Agreement; (c) any litigation, claim or other item disclosed on Schedule 3.10 to this Agreement; (d) any litigation, claim or other item disclosed on Schedule
3.19.6 to this Agreement; or (e) the Company's EPU Program as described on
Schedule 3.3.2, including any litigation or claim relating to the EPU Program or the termination of the Company's obligations thereunder.

         8.2.2 "Losses". The term "Losses" as used in this Agreement is not limited to matters asserted by third parties against a Purchaser Indemnified Party, but includes Losses incurred or sustained by a Purchaser Indemnified Party in the absence of third party claims.

         8.2.3 [***]. Among Third Party Claims for which the Purchaser Indemnified Parties will be indemnified pursuant to and subject to the provisions of this Article VIII, is (A) [***]; and (B) [***]. Notwithstanding anything to the contrary contained in this Agreement, (i) such indemnity shall be effected by the Purchaser having a right of set-off in the amount of Losses relating to the [***] for which Stockholder is required to indemnify the Purchaser Indemnified Parties [***] against the amounts payable by Purchaser to Stockholder under the provisions of Sections 2.1.1(ii) and (iii) of this Agreement; provided, however, that to the extent that, if, based upon the final determination of the amount of the Final Payment due to Stockholder under the provisions of Section 2.1.1(iii), the amount of such Final Payment (after deduction for any other offsets under this Agreement) is less than the [***] not previously paid through any prior offset, then Stockholder shall be responsible to pay such excess promptly and directly to the Purchaser Indemnified Parties; and further provided that to the extent the total amount of [***] exceed $[***] in any calendar year, Stockholder shall, at the request of Purchaser, promptly pay such amounts in excess of $[***] during such year to the Purchaser Indemnified Parties. Notwithstanding anything to the contrary in this Agreement, the indemnification of Stockholder with respect to the [***] shall be secondary to and in excess of, and shall in no event include sums paid or payable under any of the Stockholder's, Company's, or Purchaser's past, current, or future insurance policies (including, without limitation, an insurance policy issued to the Company by [***], it being understood that such insurer has been paying the cost of the [***], including the legal fees of [***].) or any other policy of insurance providing coverage with respect to the [***]. The Purchaser agrees that:

                  1. the Stockholder retains the right to control [***] but subject to the

                  [***], and further provided that the General Counsel or other designated executive of Purchaser will have the right to oversee and manage the day-to-day strategy and decisions relating to the [***] (with the understanding that such right shall not negate or impair the rights of Stockholder as the Indemnifying Party under this Article VIII);

                  2. [***] (or such other counsel as may be chosen by the Stockholder which is reasonably acceptable to the Purchaser) shall continue to be used [***];

                  3. the Purchaser shall cooperate with the Stockholder in the conduct of [***];

                  4. from and after the Closing, the Purchaser shall reasonably cooperate with any insurer providing coverage to the Stockholder, the Purchaser, or the Company with respect to any aspect of the [***] and shall not terminate or reduce the extent of insurance coverage, proceeds, or benefits thereof available to the Stockholder, the Purchaser, or the Company with respect to the [***] from that currently provided under the Company's insurance policy with [***] in effect as described above.

         Section 8.3 Obligation of the Purchaser to Indemnify. Subject to the limitations set forth in Section 8.6.3 hereof, the Purchaser hereby agrees to indemnify the Stockholder against, and to protect, save and keep harmless the Stockholder from, and to pay on behalf of or reimburse the Stockholder as and when incurred for, any and all Losses that may be imposed on or incurred by the Stockholder as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any misrepresentation, inaccuracy or breach of any warranty or representation of the Purchaser contained in Article IV hereof or in any certificate delivered by the Purchaser at the Closing; or (b) any breach or failure by the Purchaser to comply with, perform or discharge any obligation, agreement or covenant by the Purchaser contained in this Agreement.

         Section 8.4 Indemnification Procedures.

         8.4.1    Non-Third Party Claims.

         (a) In the event that any Person entitled to indemnification under this Agreement (an "Indemnified Party") asserts a claim for indemnification which does not involve a Third Party Claim (as defined in Section 8.4.2) (a "Non-Third Party Claim"), against which a Person is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice to the Indemnifying Party (the "Non-Third Party Claim Notice"), which Non-Third Party Claim Notice shall (i) describe the claim in reasonable detail, and (ii) indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by the Indemnified Party.

         (b) The Indemnifying Party may acknowledge and agree by written notice (the "Non-Third Party Acknowledgement of Liability") to the Indemnified Party to satisfy the Non-Third Party Claim within 30 days of receipt of the Non-Third Party Claim Notice. In the event that the Indemnifying Party disputes the Non-Third Party Claim, the Indemnifying Party shall promptly provide written notice of such dispute to the Indemnified Party, setting forth a reasonable basis of such dispute. Once the Indemnifying Party has acknowledged and agreed to pay any Non-Third Party Claim pursuant to this Section 8.4.1, or once any dispute under this Section 8.4.1 has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction, subject to the provisions of Section 8.6.1, the Indemnifying Party shall pay the amount of such Non-Third Party Claim to the Indemnified Party within 10 days of the date of acknowledgement or resolution, as the case may be, to such account and in such manner as is designated in writing by the Indemnified Party.

         8.4.2    Third-Party Claims.

         (a) In the event that any Indemnified Party asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a party to this Agreement or an affiliate of a party to this Agreement (a "Third Party Claim") in respect of which such Indemnified Party is entitled to be indemnified, the Indemnified Party shall give written notice to the Indemnifying Party (the "Third Party Claims Notice") within 20 days after asserting or learning of such Third Party Claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim), together with a statement specifying the basis of such Third Party Claim. The Third Party Claim Notice shall (i) describe the claim in reasonable detail, and (ii) indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by the Indemnified Party.

         (b) If the Indemnifying Party gives written notice to the Indemnified Party within 20 days after receipt from the Indemnified Party of the Third Party Claims Notice (the "Third Party Defense Period") that it will assume responsibility for the defense of the Third Party Claim (the "Defense Notice"), the Indemnifying Party shall conduct at its expense the defense against such Third Party Claim in its own name, or if necessary in the name of the Indemnified Party. The

Defense Notice shall specify the counsel it will appoint to defend such claim (the "Defense Counsel"); provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld or delayed. In the event that the Indemnifying Party fails to give the Defense Notice within the Third Party Defense Period, the Indemnified Party shall have the right to conduct the defense and to compromise and settle such Third Party Claim without prior consent of the Indemnifying Party and subject to the provisions of Section 8.6.1, the Indemnifying Party will be liable for all costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

         (c) In the event that the Indemnifying Party disputes the claim for indemnification against it, such Indemnifying Party shall notify the Indemnified Party to such effect promptly after receipt of the Third Party Claims Notice by delivering written notice to the Indemnified Party. Once such dispute has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction or by mutual agreement of the Indemnified Party and Indemnifying Party, subject to the provisions of Section 8.6.1, the Indemnifying Party shall within 10 days of the date of such resolution or agreement, pay to the Indemnified Party all costs, expenses, settlement amounts or other Losses paid or incurred by the Indemnified Party in connection therewith.

         (d) In the event that the Indemnifying Party delivers a Defense Notice and thereby elects to conduct the defense of the Third Party Claim, the Indemnifying Party shall be entitled to have the exclusive control over the defense of the Third Party Claim and the Indemnified Party will cooperate in good faith with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party. The Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. The Indemnifying Party will not settle the Third Party Claim or cease to defend against any Third Party Claim as to which it has delivered a Defense Notice, without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed; provided, however, such consent may be withheld for any reason if, as a result of such settlement or cessation of defense, (i) injunctive relief or specific performance would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

         (e) If an Indemnified Party refuses to consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, which provides for a full release of the Indemnified Party and its affiliates relating to the Third Party Claims underlying the offer of settlement and solely for a monetary payment, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such an event, the obligation of the Indemnifying Party shall be limited to the amount of the offer of settlement, which the Indemnified Party refused to accept, plus the reasonable costs and expenses of the Indemnified Party incurred prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement.

         (f) Notwithstanding clause (d) above, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim that (i) seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the Indemnified Party or (y) the entire Third Party Claim (i) if such Third Party Claim would impose liability on the part of the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement; (ii) that if unsuccessful, would set a precedent that would have a material adverse effect on, the business or financial condition of the Indemnified Party or (iii) that in the event the Purchaser is the Indemnified Party, involves any significant client or supplier of the Purchaser or any of its operating units if, in the sole discretion of the Purchaser, the handling of such client or supplier dispute could have a material adverse effect on the business relationships of Purchaser or any of its operating units. In the event the Indemnified Party retains control of the Third Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

         (g) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Section 8.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially prejudiced as a result of such failure to give timely notice.

         Section 8.5 Right of Offset. Without limiting any other rights or remedies available to it, the Purchaser shall be entitled, subject to the limitations set forth in Section 8.6, to offset any claim for indemnity made pursuant to Section 8.2 and in accordance with Section 8.4, against any payment of the Purchase Price due under Section 2.1; provided, however, the Purchaser may only exercise such right of offset in respect of claims relating to Losses actually incurred by a Purchaser Indemnified Party (in which case the amount of such offset shall be the amount of such actual Loss) or claims actually asserted by a third party (in which case the amount of the offset shall not exceed the Purchaser's good faith estimate of the amount of indemnifiable Losses that will ultimately be payable to a Purchaser Indemnified Party in respect of such claims). Prior to any proposed offset hereunder, Purchaser shall provide written notice to the Stockholder of such proposed offset ("Offset Notice"). The Offset Notice shall set forth with particularity the nature of the claim giving rise to the proposed offset, the aggregate liability therefor, and the liability proposed to be offset against the recipient of such Offset Notice. Upon receipt of such Offset Notice, the Stockholder shall have fifteen (15) days from the date of receipt to (a) acknowledge liability for the claim, or (b) dispute such liability. In the event that the Stockholder does not respond to the Offset Notice, the Stockholder shall be deemed to have disputed the liability. In the event the Stockholder acknowledges liability hereunder, Purchaser shall be entitled to offset such claim for indemnity, as herein provided. In the event the Stockholder disputes such liability, Purchaser shall pay any and all proposed offset amounts into an interest-bearing escrow account at a bank to be mutually determined by the Stockholder and the Purchaser (the "Escrow Agent"), or failing such agreement, J.P. Morgan Chase in Seattle, Washington. The terms of the escrow account shall be governed by the usual and customary escrow terms of the Escrow Agent, with the fees being shared by Purchaser

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

and the Stockholder. Any such amounts held in escrow shall be released to the appropriate parties upon resolution of the indemnity claims as determined by a court of competent jurisdiction or as may otherwise be mutually agreed by Purchaser and the Stockholder, together with the accrued interest thereon at a rate equal to the higher of: (i) the Applicable Rate or (ii) the amounts earned on such amount in the escrow account. For purposes hereof, the "Applicable Rate" shall mean: (x) during the first two months after payment of the offset amount into the escrow account, the published prime rate of interest of J.P. Morgan Chase in New York, in effect from time to time during the relevant period or (y) after such initial two month period, such prime rate plus 3%.

         Section 8.6 Limitations On and Other Matters Regarding Indemnification.

         8.6.1 Indemnity Cushion and Cap. Subject to Section 8.6.5, the Stockholder shall not have any liability to any Purchaser Indemnified Party with respect to Losses arising out of any of the matters referred to in Section 8.2.1 until such time as the amount of such liability shall exceed $50,000 (in which case the Stockholder shall be liable for all Losses in excess of $50,000). Notwithstanding anything to the contrary herein, but subject to Section 8.6.5, the maximum aggregate liability of the Stockholder for all indemnity payments under Section 8.2.1 shall be an amount equal to the total Purchase Price (i.e., the sum of the CP, IP and FP) received or receivable by the Stockholder.

         8.6.2 Termination of Indemnification Obligations of the Stockholder. Subject to Section 8.6.5, the obligation of the Stockholder to indemnify under
Section 8.2 hereof shall terminate on the later of the date on which the FP is payable or December 31, 2004, except (a) as to matters as to which any Purchaser Indemnified Party has made a claim for indemnification on or prior to such date,
(b) with respect to any claim for Losses pertaining to a misrepresentation or a breach of representation or warranty under Sections 3.11, 3.19 or 3.25 or any other provision hereof relating to Taxes and (c) with respect to Losses pertaining to a misrepresentation or a breach of representation or warranty under Sections 3.1.1, 3.1.2, 3.1.3 and 3.3.2. The obligation to indemnify referred to in:

         (i) the preceding clause (a) shall survive the expiration of such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied;

         (ii) the preceding clause (b) shall terminate 30 days after the expiration of the relevant federal, state or local statute of limitations (taking into account any extensions or waivers thereof), but in any event not before December 31, 2004, except as to matters as to which any Purchaser Indemnified Party has made a claim for indemnification on or prior to such date, in which case the right to indemnification with respect thereto shall survive the expiration of any such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied; and

         (iii) the preceding clause (c) shall continue in effect indefinitely.

         8.6.3 Termination of Indemnification Obligations of the Purchaser. The obligation of the Purchaser to indemnify under Section 8.3 hereof shall terminate on the later of the date on which

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

the FP is payable or December 31, 2004 except (i) as to matters as to which a Stockholder has made a claim for indemnification on or prior to such date, in which case the right to indemnification with respect thereto shall survive such period until such claim for indemnification is resolved and any obligations with respect thereto are fully satisfied; and (ii) as to any claim for Losses pertaining to a misrepresentation or a breach of representation or warranty under Sections 4.1 and 4.2 which shall continue in effect indefinitely.

         8.6.4 Treatment. Any indemnity payments by an Indemnifying Party to an Indemnified Party under this Article VIII shall be treated by the parties as an adjustment to the Purchase Price.

         8.6.5    Exceptions. Each of the limitations set forth above in this
Section 8.6 shall in no event (a) apply to any Losses incurred by a Purchaser Indemnified Party which relate, directly or indirectly, to (i) any fraudulent acts committed by the Stockholder in connection with the transactions contemplated hereby; (ii) any litigation, claim or other item disclosed on Schedules 3.10 or 3.19.6; (iii), any breach of a representation or warranty contained in Section 3.1.1, 3.1.2, 3.1.3, 3.3.2, 3.11 or 3.25 or any other provision hereof relating to Taxes (except for the limitations pertaining to time periods specifically set forth in Section 8.6.2 and, with respect to
Section 3.11 or any other provision relating to Taxes, the cushion specifically set forth in Section 8.6.1); (iv) any indemnity obligation under Sections 8.2.1(b) or 8.2.1(e); and (v) the Stockholder's obligations set forth in Section
9.1 to pay certain fees and expenses; or (b) apply to any Losses incurred by the Stockholder which relate, directly or indirectly, to (i) any fraudulent acts committed by the Purchaser in connection with the transactions contemplated hereby; (ii) any indemnity obligation under Section 8.3(b); and (iii) the Purchaser's obligations set forth in Section 9.1 to pay certain expenses.

         8.6.6 Adjustment for Insurance and Taxes. Any indemnity payment due and payable by an Indemnifying Party under this Article VIII shall be decreased to the extent of any net actual reduction in Taxes payable by the Indemnified Party resulting from the Losses, and taking into account the tax consequences to the Indemnified Party of the receipt of any indemnity payment due and payable by the Indemnifying Party under this Article VIII. In addition, any amounts otherwise required to be paid by an Indemnifying Party under this Article VIII shall be net of any insurance proceeds received by the Indemnified Party, and, to the extent a claim involves a matter for which insurance is available under a then existing insurance policy of the Indemnified Party, the Indemnified Party agrees to use good faith efforts to have such indemnifiable claim under this
Article VIII be covered under such applicable insurance policy.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Expenses. Any fees and expenses of the Stockholder or the Company relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of counsel, financial advisors and accountants, may be paid by the Company, provided that any such fees not paid as of the Closing Date are accrued for as a liability on the

Closing Date Balance Sheet. It is understood that the Stockholder shall be directly responsible for any and all fees and expenses payable to AdMedia Partners in connection with the transactions contemplated by this Agreement to the extent such fees are not payable by the Company as of the Closing Date and included in the Closing Date Balance Sheet.

         Section 9.2 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto (including, without limitation, the validity or enforcement of this Agreement), shall be governed by the laws of the State of Washington without regard to any conflicts or choice of laws provisions of the State of Washington that would result in the application of the law of any other jurisdiction. With respect to any action relating to this Agreement, the parties hereto irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, State of Washington in connection with any action in which the Purchaser is the defendant, and the state and federal courts located in Philadelphia County, State of Pennsylvania in connection with any action in which the Stockholder is the defendant, and each of the parties hereto agrees not to bring any action relating to this Agreement in any other court. The parties agree that for purposes of the foregoing, the Stockholder shall be deemed to be the defendant in an action initiated by the Stockholder which solely involves a claim by Stockholder to recover amounts alleged to be wrongfully offset by the Purchaser under Section
8.5 above.

         Section 9.3 "Person" Defined. "Person" shall mean and include an individual, a company, a joint venture, a corporation (including any non-profit corporation), an estate, an association, a trust, a general or limited partnership, a limited liability company, a limited liability partnership, an unincorporated organization and a government or other department or agency thereof.

         Section 9.4 "Knowledge" Defined. Where any representation and warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Stockholder, such term shall mean the actual knowledge of the Stockholder and such knowledge that would have been discovered by the Stockholder after reasonable inquiry. Where any representation and warranty contained in this Agreement is expressly specified by reference to the knowledge of the Purchaser, such term shall be limited to the actual knowledge of the executive officers of the Purchaser and unless otherwise stated, such knowledge that would have been discovered by such executive officers after reasonable inquiry.

         Section 9.5 "Affiliate" Defined. As used in this Agreement, an "affiliate" of any Person, shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

         Section 9.6 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 9.7 Publicity. Subject to the provisions of the next sentence, no party to this Agreement shall, and the Stockholder shall insure that no representative of the Company shall, issue any press release or other public document or make any public statement relating to this Agreement or the matters contained herein without obtaining the prior approval of the Purchaser and the Stockholder. Notwithstanding the foregoing, the foregoing provision shall not apply to the extent that the Purchaser is required to make any announcement relating to or arising out of this Agreement by virtue of the federal securities laws of the United States or the rules and regulations promulgated thereunder or other rules of any exchange or national market system on which the Purchaser's shares are traded, or any announcement by any party or the Company pursuant to applicable law or regulations.

         Section 9.8 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand or courier, (b) three days after the date of deposit in the mails, postage prepaid, or (c) the next business day if sent by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

         If to the Purchaser, addressed to:

                  Avenue A, Inc.
                  506 2nd Avenue, 9th Fl.
                  Seattle, Washington 98104
                  Attention: Chief Legal Officer
                  Fax: (206) 816-8502

                           with a copy to:

                  Davis & Gilbert LLP
                  1740 Broadway
                  New York, New York 10019

                  Attention: Lewis A. Rubin, Esq.
                  Fax: (212) 468-4888

         If to the Stockholder, addressed to:

                  Brad Aronson
                  417 North 8th Street, 2nd Fl.
                  Philadelphia, Pennsylvania 19123


                           with a copy to:
                           --------------

                  Wolf, Block, Schorr and Solis-Cohen LLP
                  1650 Arch Street, 22nd Fl.
                  Philadelphia, PA 19103-2097
                  Attention: Michael M. Sherman, Esq.
                  Fax: (215) 405-3836

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other parties in the manner herein provided for giving notice.

         Section 9.9 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. Any purported such transfer, assignment, pledge, or hypothecation (other than by operation of law) shall be void and ineffective. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         Section 9.10 Severability. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

         Section 9.11 Counterparts. This Agreement may be executed in two or more counterparts or by facsimile transmission, all of which taken together shall constitute one instrument.

         Section 9.12 Entire Agreement. This Agreement, including the other documents referred to herein and the Exhibits and Schedules hereto that form a part hereof, and any other agreements between the parties entered into contemporaneously herewith, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         Section 9.13 Amendments. This Agreement may not be amended, supplemented or modified orally, but only by an agreement in writing signed by each of the parties hereto.

         Section 9.14 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their respective successors and assigns as permitted under Section 9.9, except the Purchaser Indemnified Parties and the Stockholder as provided in Article VIII hereof.

         Section 9.15 Use of Terms. Whenever the context so requires or permits, all references to the masculine herein shall include the feminine and neuter, all references to the neuter herein shall include the masculine and feminine, all references to the plural shall include the singular and all references to the singular shall include the plural.

         Section 9.16 "Liens" Defined. With respect to any asset, a "Lien" shall mean (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (other than an operating lease) (or any financial lease having substantially the same economic effect as any of the foregoing) relating to such asset and

(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         Section 9.17 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Stockholder and the Purchaser to express their mutual intent, and no rule of law or contract interpretation that provides that in the case of ambiguity or uncertainty a provision should be construed against the draftsman will be applied against any party hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement, on the day and year first above written.

                           AVENUE A, INC.

                           By:      /s/ JEFFREY J. MILLER
                                 ---------------------------------
                                 Name: JEFFREY J. MILLER

                                 Title: Senior Vice President, Legal and Policy Affairs

                           THE STOCKHOLDER:

                           /s/ BRAD ARONSON
                           ---------------------------------
                           Name: BRAD ARONSON